Exhibit 10.5

[***] Certain information in this document, marked by brackets, has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

CO-DEVELOPMENT AND COLLABORATION AGREEMENT

BETWEEN

GENMAB A/S

AND

GLAXO GROUP LIMITED

TABLE OF CONTENTS

1.	Definitions	1

2.	The Joint Steering Committee	16

3.	Financial Reporting and Reconciliation	18

4.	Development	19

5.	Commercialisation	25

6.	Commercialisation	26

7.	Manufacture and supply	28

8.	Licence Grant	30

9.	Transfer of Know-How and Materials	34

10.	Intellectual Property Rights	34

11.	Enforcement	38

12.	Confidentiality	40

13.	Publications	42

14.	[***]	43

15.	UniBody Option	43

16.	Payments, milestones	44

17.	Royalties	46

18.	Adverse Patents and Other Intellectual Property Rights	47

19.	Other provisions relating to payments	48

20.	Records	50

21.	Warranties	52

22.	Liability	55

23.	Indemnification	56

24.	Insurance	57

25.	Dispute Resolution	57

26.	Term and termination	60

27.	Effects of Expiration and Termination	63

28.	Press Releases and Disclosure	68

29.	Competition Law compliance	68

30.	General provisions	69

CO-DEVELOPMENT AND COLLABORATION AGREEMENT

This CO-DEVELOPMENT AND COLLABORATION AGREEMENT (“Agreement”), dated as of December 19, 2006 (“Execution Date”), is made by and between:

GENMAB A/S, a Danish corporation having its principal office at Toldbodgade 33, DK-1253 Copenhagen K, Denmark (“Genmab”); and

GLAXO GROUP LIMITED, registered in England as company number 305979, doing business as ‘GlaxoSmithKline’ and having its principal office at Glaxo Wellcome House, Berkley Avenue, Greenford, Middlesex, UB6 ONN, United Kingdom (“GSK”).

RECITALS:

(A)                               Genmab is engaged in the discovery and development of drug products, and is currently developing a drug product candidate known as HuMax-CD20 (also known as Ofatumumab and more specifically defined below as the Product), for the treatment of patients with certain human diseases such as [***].

(B)                               GSK has significant experience in the development and commercialisation of drug products, and can make significant contributions to the development and commercialisation of the Product.

(C)                               The Parties desire to collaborate in connection with the development and commercialisation of the Product subject to the terms and conditions of this Agreement, which collaboration would include further development of the Product under the joint direction of the Parties, manufacture of the Product and commercialisation of the Product exclusively by GSK, but with an option for Genmab to Co-Promote in certain countries.

(D)                               Genmab and GSK (or one or more of their respective Affiliates) are executing the Securities Purchase Agreement concurrently with the execution of this Agreement, each to be effective as after the Closing Date.

NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING PREMISES AND THE REPRESENTATIONS, COVENANTS AND AGREEMENTS CONTAINED HEREIN, GENMAB AND GSK, INTENDING TO BE LEGALLY BOUND, HEREBY AGREE AS FOLLOWS:

1.                                      Definitions

1.1                               “Additional Ongoing Studies” shall mean (i) those preclinical and Clinical Studies identified as such in the Development Plan as of the Execution Date, or (ii) which are not included in the Development Plan but which Genmab and GSK unanimously agree shall be deemed to be Additional Ongoing Studies.

1.2                               “Additional Product” shall mean a product that contains (i) [***] (but excluding HuMax-CD20, any Backup Antibody Candidate and [***]) and (ii) any Derivative Product of HuMax-CD20 or of any Backup Antibody Candidate.  For this purpose, “Derivative Product” means a product that contains [***]; Derivative Products include, without limitation, [***].

1.3                               “Affiliate” with respect to any Party, shall mean any corporation, firm, partnership or other entity that controls, is controlled by, or is under common control with such Party.  For these purposes, “control” shall refer to:  (i) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise, or (ii) the ownership, directly or indirectly, of at least fifty per cent (50%) (or such lesser percentage applicable in foreign jurisdictions) of the voting securities or other ownership interest of an entity.  An entity shall only be considered an Affiliate for so long as such control exists.

1.4                               “Approved Sublicensee” shall mean (i) any Affiliate of GSK or (ii) any Third Party which contracts with GSK to undertake activities on GSK’s behalf in a country or geographical area where GSK does not have a presence such that it (or its Affiliates) can undertake such activities itself or (iii) any Third Party which contracts with GSK in the ordinary course of business, such as, but not limited to, contract manufacturers, contract sales organizations and contract research organizations, in each case in compliance with the provisions of Clause 8.1(I).

1.5                               “[***]” shall mean [***] injection, i.e., a product in injection form that contains [***] and is sold in the USA by GSK under the trademark [***].

1.6                               “[***]Agreement” shall mean the license agreement between [***] and [***] dated [***].

1.7                               “[***]” shall mean [***] injection, i.e., a product in injection form that contains nelarabine and which is or will be sold in the Nordic Region by GSK under the trademark [***].

1.8                               “Backup Antibody Candidates” shall mean the [***] denoted [***] having the sequences set forth in Exhibit 2.

1.9                               “[***]” shall mean [***], a product sold by GSK in the USA under the trademark [***] that contains or comprises the [***] monoclonal antibody [***], or [***] conjugated with [***], either (i) together or (ii) individually for use in connection with each other.

1.10                        “[***] Agreement” shall mean the [***] between [***] and [***] on [***], as amended.

1.11                        “[***]” shall mean the [***] made [***] between [***] and [***] and [***], as amended by [***] made [***] between [***] and the [***] and further amended by [***] dated [***] between [***] and [***] and the [***] granted to [***] thereunder pursuant to [***], as amended from time to time.

1.12                        “Budget” shall mean the budget attached as Exhibit 3 for the Development of Product.

1.13                        “Business Day” shall mean any day, other than a Saturday or Sunday, on which the principal commercial banks located in London, United Kingdom are open for business during normal banking hours.

1.14                        “Calendar Quarter” shall mean for each Calendar Year, each of the three month periods ending March 31, June 30, September 30 and December 31; provided, however, that the first Calendar Quarter for the first Calendar Year shall be deemed to extend from the Closing Date to the end of the first complete Calendar Quarter thereafter.

1.15                        “Calendar Year” shall mean, for the first Calendar Year, the period commencing on the Closing Date and ending on December 31 of the Calendar Year during which the Closing Date occurs, and each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31.

1.16                        “Call” shall mean a face-to-face meeting in an individual, hospital or group setting between a Sales Representative and one or more practitioners with authority to prescribe a pharmaceutical product or issue hospital orders for a pharmaceutical product, or those other allied professionals that are part of the treatment team and whom the CT agrees to recognize for this purpose.

1.17                        “CD20 Antigen” shall mean the antigen as described by UniProtKB/Swiss-Prot entry P11836 (see, e.g., http://www.expasy.org/uniprot/P11836) including naturally occurring variants thereof to the extent these variants are included in [***].

1.18                        “CD20 UniBody” shall mean [***], as claimed in the [***] listed on Exhibit 1.

1.19                        “Change of Control” shall mean a transaction or series of related transactions that results in (i) the holders of outstanding voting securities of a Party immediately prior to such transaction ceasing to represent at least fifty percent (50%) of the combined outstanding voting power of the surviving entity immediately after such transaction; (ii) any Third Party (other than a trustee or other fiduciary holding securities under an employee benefit plan) becoming the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of a Party; or (iii) a sale or other disposition to a Third Party of all or substantially all of a Party’s assets or business.

1.20                        “[***]” shall have the meaning given to it in Recital A.

1.21                        “Clinical Studies” shall mean human studies designed to measure the safety and/or efficacy of the Product.  Clinical Studies include Phase I Clinical Trials, Phase II Clinical Trials, Phase III Clinical Trials, and Phase IV Clinical Trials.

1.22                        “Clinical Studies Costs” shall mean the costs of Clinical Studies (other than Phase IV Clinical Trials) for the Product included within the Development Plan, as well as the Fully Burdened Manufacturing Cost of Clinical Supplies for such Clinical Studies.

1.23                        “Clinical Supplies” shall mean supplies of the Product (or any other relevant preparation of HuMax-CD20 or any Backup Antibody Candidate), Placebo (where relevant), comparator (where relevant), combination drug (where relevant) and diluent ready to be used for the conduct of pre-clinical studies and/or Clinical Studies (excluding Phase IV Clinical Trials) of the Product pursuant to a Development Plan.  “Comparator” shall mean an investigational or marketed drug used as a reference in a Clinical Study.

1.24                        “Closing Date” shall have the meaning given to it in Clause 26.1(B).

1.25                        “Collaboration Technology” shall mean any and all Know-How developed, made or conceived by or on behalf of a Party either alone or jointly with the other Party after the Closing Date during the course of, in furtherance of, and as a direct result of Development, Manufacturing or Commercialisation hereunder.

1.26                        “Combination Product Adjustment” shall mean the following:  in the event a Product is sold in the form of a combination product containing one or more active ingredients, devices or components in addition to the Product (a “Combination Product”), Net Sales for such combination product will be adjusted [***].  If, on a country-by-country basis, the other active ingredient, device or component in the combination is not sold separately, Net Sales shall be calculated [***].  If; on a country-by-country basis, neither the Product, nor the other active ingredient, device or component of the combination product, is sold separately, Net Sales shall be determined [***].

1.27                        “Commercialisation” (including variations such as “Commercialise” and the like) shall mean the performance of any and all activities directed to promoting, marketing, importing, exporting, distributing, selling or offering to sell (including pre-marketing), and post-marketing drug surveillance of the Product (including any Phase IV Clinical Trials) or, to the extent permitted under this Agreement, to have any of those activities performed by a Third Party, but excludes Development and Manufacture activities.

1.28                        “Commercialisation Costs” shall mean costs [***] after the Closing Date attributable to Commercialisation [***]

1.29                        “Commercially Reasonable Efforts” means the efforts and resources commonly used by a Party [***] with similar market prospects at a similar stage in its product life cycle, taking into account the stage of development or commercialisation of the product, the cost-effectiveness of efforts or resources while optimizing profitability, the competitiveness of alternative products that are or are expected to be in the marketplace, the patent and other proprietary position of the product, the profitability of the product and alternative products and other relevant commercial factors, but excluding consideration of any obligations to the other Party under this Agreement.

1.30                        “Competing Product” shall mean:

(A)                               (where the Product contains HuMax-CD20 or a Backup Antibody Candidate) a product made by a Third Party that [***]; and

(B)                               (where the Product contains an Additional Product or a CD20 [***]) a product made by a Third Party [***]

[***]

1.31                        “Completion” (and “Complete” shall be construed accordingly) in relation to a Clinical Study shall mean that the last patient has completed his or her treatment being investigated by that Clinical Study as described in its protocol, the database is locked, and data from all patients, according to protocol, has been analyzed for the primary endpoint.

1.32                        “Co-Promotion” shall mean those promotional activities undertaken by a pharmaceutical company’s sales force in concert with at least one other pharmaceutical company’s sales force to implement the marketing and sales plans with respect to a particular prescription pharmaceutical product under a single trademark.  When used as a verb, “Co-Promote” shall mean to engage in such activities.

1.33                        “Co-Promotion Agreement” shall mean the co-promotion agreement to be executed by the Parties upon Genmab’s exercise of its Option in accordance with Clause 5.2.

1.34                        “Co-Promotion Principles” shall mean the co-promotion principles mutually agreed by the Parties, attached as Exhibit 5, on which the Parties will base the Co-Promotion Agreement.

1.35                        “Co-Promotion Territory” shall mean those countries within the Option Territory for which Genmab exercises its Co-Promotion Option in accordance with Clause 5.2.

1.36                        “Confidential Information” shall have the meaning set forth in Clause 12.1.

1.37                        “Controlled by” shall mean with respect to any Patent Rights or Know How, that the applicable Party or its Affiliates, in whole or in part, has the legal authority or right to grant a licence or sublicence of the same to the other Party hereto, or to otherwise disclose proprietary or trade secret information to such other Party, without breaching the terms of any agreement with a Third Party or misappropriating the proprietary or trade secret information of a Third Party.

1.38                        “Controlled Patents” shall mean (i) the Patent Rights listed on Exhibit 1 under the heading “Controlled Patents”; (ii) any substitutions, extensions (including supplementary protection certificates), registrations, confirmations, reissues, continuations, divisionals, continuations-in-part, re-examinations, renewals or the like thereof or thereto; (iii) any Patent Rights claiming priority from the Patent Rights listed on Exhibit 1 under the heading “Controlled Patents”; and (iv) any foreign counterparts of any of the foregoing.

1.39                        “CT” or “Commercialisation Team” shall mean that commercialisation team established pursuant to Article 2 of Exhibit 5.

1.40                        “[***]” shall mean the [***] entered into by and among [***] effective as of [***], as amended from time to time.

1.41                        “Detail” or “Detailing” shall mean, with respect to the Product, the activity undertaken by a Sales Representative during a Call in which one or more Product benefits are verbally presented to one or more Target Audience in accordance with the applicable Operational Commercialisation Plan, but shall exclude discussions at conventions, marketing meetings or seminars, and all forms of communication not involving face-to-face contact by a Sales Representative and a member of the Targeted Audience.

1.42                        “Development” (including variations such as “Develop” and “Developing”) shall mean the performance of any and all activities relating to obtaining Regulatory Approvals of the Product and to maintaining such Regulatory Approvals.  Development activities include the performance by the Parties, their Affiliates or Third Parties of pre-clinical studies, pharmacokinetic studies, toxicology studies and stability testing for Clinical Supplies, Manufacturing of Clinical Supplies, the performance of Clinical Studies (excluding Phase IV Clinical Trials), Manufacturing process development activities (i.e. formulation development and cell culture process), and regulatory affairs activities including regulatory legal services, but otherwise excludes Manufacture and Commercialisation activities.

1.43                        “Development Costs” shall mean costs incurred [***] after the Closing Date by either Party to the extent attributable to fulfilling such Party’s responsibilities under the Development Plan in accordance therewith and with this Agreement, including the costs of:

(A)                               [***];

(B)                               [***];

(C)                               [***]

but specifically excluding (a) Commercialisation Costs, (b) Fully Burdened Manufacturing Costs (other than those associated with the Manufacture of Clinical Supplies), (c) Patent Costs except as otherwise indicated in Clause 10.9, and (d) expenses relating to filing and maintenance of Product Tradenames or GSK Trademark registrations.

1.44                        “Development Plan” shall mean the plan for the Development of the Product attached as Exhibit 3 as updated and approved at least annually by the DT and JSC, if applicable.

1.45                        “Dispute” shall have the meaning set forth in Clause 25.1.

1.46                        “DT” shall mean a development team established pursuant to Clause 4.1 below.

1.47                        “EMEA” shall mean the European Medicines Agency, or any successor agency.

1.48                        “EU” shall mean countries of the economic, scientific and political organisation of member states known as the European Union, as it is constituted from time to time (but which, as of the Execution Date, consists of Austria, Belgium, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Slovakia, Slovenia, Spain, Sweden and the United Kingdom, and that certain portion of Cyprus included in such organisation).

1.49                        “Execution Date” shall have the meaning set forth in the first sentence of the preamble.

1.50                        “FDA” shall mean the United States Food and Drug Administration, or any successor agency.

1.51                        “Filing Party” shall have the meaning set forth in Clause 10.7 of this Agreement.

1.52                        “Financial Representative” shall have the meaning set forth in Clause 3.1 of this Agreement.

1.53                        “First Commercial Sale” shall mean, with respect to any Product in any country, the first sale of such Product for use or consumption by the general public in such country after Regulatory Approval as well as Pricing and Reimbursement Approval for such Product has been obtained in such country.  For the avoidance of doubt, sales prior to receipt of all Regulatory Approvals necessary to commence regular commercial sales, such as so-called “treatment IND sales”, “named patient sales” and “compassionate use sales”, shall not be construed as a First Commercial Sale.

1.54                        “[***]” shall have the meaning given to it in Recital A.

1.55                        “Force Majeure” shall mean causes beyond the reasonable control of the affected Party, including, but not limited to, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party.

1.56                        “FTE” shall mean full-time equivalent employment.

1.57                        “FTE Cost” shall mean, for any period, (i) the percentage of time during full time employment each full time employee is involved in the Development or Manufacture of the Product in accordance with this Agreement, or each full time Sales Representative is involved in the Co-Promotion of the Product in accordance with this Agreement, depending on context, multiplied by (ii) the number of employees involved in such activity for such percentage of time, multiplied by (iii) an amount equal to [***] DKK per Calendar Year (or pro rata amount thereof) for each FTE involved in the Co-Promotion of the Product in accordance with this Agreement or an amount equal to [***]DKK per Calendar Year (or a pro rata amount thereof) for each FTE involved in the Development or Manufacture of the Product in accordance with this Agreement.  Such FTE Costs shall be adjusted on an annual basis, commencing on January 1, 2008, by the percentage movement in the Consumer Price Index (“CPI”) published in London in respect of the immediately preceding Calendar Year.  For example, if 10 Genmab employees devote fifty percent (50%) of their time to the Development or Manufacture of Product during a Calendar Year in accordance with this Agreement, the FTE Cost for such employees for such period would be 10 x .5 x [***] DKK or [***] DKK.

1.58                        “Fully Burdened Manufacturing Cost” shall mean costs incurred [***] after the Closing Date by a Party (including [***] by a Party or its Affiliates) to the extent attributable to the Manufacture of the Product, calculated in accordance with Clause 30.1, including:[***]

1.59                        “Genmab Existing Patent Families” shall mean (i) the Patent Rights listed on Exhibit 1 under the heading “Genmab Patents”; (ii) any substitutions, extensions (including supplementary protection certificates), registrations, confirmations, reissues, continuations, divisionals, continuations-in-part, re-examinations, renewals or the like thereof or thereto; (iii) any Patent Rights claiming priority from the Patent Rights listed on Exhibit 1 under the heading “Genmab Patents”; and (iv) any foreign counterparts of any of the foregoing.

1.60                        “Genmab Know-How” shall mean all Know-How, including any Collaboration Technology other than Joint Collaboraton Technology, that is owned (whether solely or otherwise except jointly with GSK) or Controlled by Genmab or its Affiliates on the Execution Date or thereafter during the Term of this Agreement and that is necessary or directly related to the manufacture, use, sale, offer for sale or import of the Product.

1.61                        “Genmab Licensed Technology” shall mean the Controlled Patents, the Genmab Know-How, the Genmab Patent Rights, Genmab’s rights in Joint Patent Rights.

1.62                        “Genmab Patent Rights” shall mean the Genmab Existing Patent Families as well as any and all Patent Rights that claim Collaboration Technology or any other Genmab Know-How that are owned (whether solely or otherwise other than jointly with GSK) by Genmab or its Affiliates (other than Joint Patent Rights) as of or after the Execution Date and that are necessary or directly related to the Manufacture, use, sale, offer for sale or import of the Product in the Territory.

1.63                        “Genmab Platform Patents” shall mean any Genmab Patent Rights which become owned by Genmab after the Execution Date and which claim core technology of general applicability to the business of Genmab, as determined in accordance with Clause 10.5.

1.64                        “GSK Know-How” shall mean all Know-How, including any Collaboration Technology other than Joint Collaboration Technology, that is owned (whether solely or otherwise except jointly with Genmab) or Controlled by GSK or its Affiliates on the Execution Date or thereafter during the Term of this Agreement and that is necessary or directly related to the manufacture, use, sale, offer for sale or import of the Product.

1.65                        “GSK Patent Rights” shall mean any and all Patent Rights that claim Collaboration Technology other than Joint Patent Rights that are owned (whether solely or otherwise except jointly with Genmab) or Controlled by GSK or its Affiliates as of or after the Execution Date.

1.66                        “GSK Trademark(s)” shall mean the trademark(s) owned or Controlled by GSK that may be used in connection with the advertising, promotion, marketing or other Commercialisation of Product, as determined by GSK in its sole discretion.

1.67                        “HuMax-CD20” shall mean the [***] antibody having the sequence set forth on Exhibit 2, [***].

1.68                        “IND” shall mean an Investigational New Drug Application for the Product filed with the FDA pursuant to 21 C.F.R. Part 312, or any comparable filing made with a Regulatory Authority in another country (including the submission to a competent authority of a request for an authorisation concerning a clinical trial, as envisaged in Article 9, paragraph 2, of European Directive 2001/20/EC).

1.69                        “Intellectual Property Rights” shall mean Patents Rights, Know-How, rights in trademarks and copyright, rights of confidence and rights in domain names.

1.70                        “Joint Collaboration Technology” shall mean that Collaboration Technology deemed to be owned jointly by the Parties pursuant to Clause 10.1.

1.71                        “Joint Patent Rights” shall mean any Patent Rights claiming Joint Collaboration Technology.

1.72                        “JPC” shall mean that joint patent committee established pursuant to Clause 10.4.

1.73                        “JSC” shall mean that joint steering committee established pursuant to Clause 2.1.

1.74                        “[***] Agreement” shall mean the [***] made and entered into as of [***], between [***] and [***], as amended from time to time.

1.75                        “Know-How” shall mean all proprietary data, technical information, know-how, inventions, discoveries, trade secrets, processes, techniques, compositions, material, methods, formulas or improvements, whether patentable or not.

1.76                        “Laws” or “Law” shall mean all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law of any applicable government authority, court, tribunal, agency, legislative body, commission or other instrumentality of (i) any government of any country, (ii) any state, province, county, city or other political subdivision thereof, or (iii) any supranational body.

1.77                        “Line Item” shall mean a single line in a budget approved by the JSC, which budget corresponds with the then applicable approved, detailed Development Plan.

1.78                        “Listed Genmab Know-How” shall mean the Genmab Know-How listed in Exhibit 4, which will be provided to GSK prior to the Closing Date.

1.79                        “[***]” shall mean [***].

1.80                        “[***] Agreements” shall mean the [***], the [***] and the [***].

1.81                        “[***]” shall mean the [***] agreement between [***] made on [***].

1.82                        “[***]” shall mean the [***] between [***] and [***] made on [***] regarding [***].

1.83                        “[***]” shall mean the [***] agreement between [***] and [***] made on [***] (as amended), together with the [***] agreement between [***] and [***] made on [***].

1.84                        “[***] Materials” shall mean ‘Materials Know-How’ as such term is defined in the [***], as the same are provided to [***] hereunder and identified as such at the time of its provision.

1.85                        “Major EU Countries” shall mean [***].

1.86                        “Manufacturing” (including variations such as “Manufacture”) shall mean the performance of any and all activities directed to producing, manufacturing, processing, filling, finishing, packaging, labelling, quality control, quality assurance, testing and release, shipping and storage of the Product, but excludes Commercialisation and Development activities.

1.87                        “Manufacturing Plan” shall mean the manufacturing plan more fully described at Clause 7.3.

1.88                        [***] shall mean, [***]

1.89                        [***] shall mean the [***] between [***] and [***] effective as of [***], as amended by [***] effective as of [***], as amended from time to time.

1.90                        “[***]” shall mean any transgenic mice, the use of which is licensed or sublicensed to Genmab under the [***] License.

1.91                        “[***] Materials” shall mean any parts or derivatives of the [***], including cells, hybridomas, or other biological materials derived directly or indirectly from any [***].

1.92                        “[***] Related Technology” shall mean any Patent Rights or Know-How that relate to the [***] or the [***] Materials.

1.93                        [***] Net Sales” shall mean, subject to paragraphs 1.93(A) and 1.93(B) below, GSK’s, its Affiliates’ or sublicensees’ billings for sales of Product subject to royalty payments under Clause 17.4, less the following items to the extent that they are paid or allowed and included in the invoice price:  (i) normal discounts actually granted in amounts customary in the trade; (ii) credits allowed for Product returned or not accepted by customers; (iii) outbound packaging, transportation and prepaid insurance charges on shipments or deliveries to customers; and (iv) sales and/or other taxes and/or tariff duties directly imposed on and paid by the purchaser of Product in connection with the sale or delivery of Product to the purchaser.

(A)                               In the event that Product under this Agreement is sold in combination [***] (“[***] Combination Product”), then [***] Net Sales for purposes of determining royalty payments on the [***] Combination Product shall be calculated using one of the following methods:

(1)                                 In the case of a [***] Combination Product, [***] or

(2)                                 In the event that there are no such separate sales, [***]

(B)                               Sales between GSK, its Affiliates or its sublicensees shall be disregarded for the purposes of calculating [***] Net Sales unless the purchaser is the end-user.

1.94                        “MT” shall mean a manufacturing team established pursuant to Clause 7.1 below.

1.95                        “Net Sales” shall mean, subject to Clauses 1.95(A) and 1.95(B) below, the gross amounts invoiced to Third Parties by a Party, or its Affiliates and its sublicensees for the sale of the Product, less to the extent applicable to such sale of the Product:  (i) customary trade, cash and quantity discounts, if any, actually allowed; (ii) government-mandated and other rebates (such as those in respect of any state or federal Medicare, Medicaid or similar programs); (iii) returns, allowances or credits granted to customers on account of retrospective price reductions affecting Product; (iii) the actual amount of any write-offs for bad debt relating to such sales during the period in which a Party has the obligation to pay a royalty; (iv) customary transportation charges relating to the Product, including handling charge and insurance premium relating thereto; and (v) customary Product rebates and Product charge backs including those customarily granted to managed care entities; (vi) sales taxes, excise taxes and duties paid by and not refunded to the selling Party and directly related to sale of the Product, and any other equivalent governmental charges imposed upon the importation, use or sale of the Product, but excluding income and similar taxes, and (vii) any other adjustments required by generally accepted accounting principles under International Financial Reporting Standards.

(A)                               If the Product is sold in combination with other active ingredients, products, devices, equipment or components (a “Combination Product”), Net Sales for any such Combination Product shall be computed pursuant to the Combination Product Adjustment.

(B)                               Sales between a Party, its Affiliates or its sublicensees shall be disregarded for the purposes of calculating Net Sales as long as the Product is (i) resold to an unrelated Third Party in which case the final sale to such unrelated Third Party shall be included in Net Sales or (ii) transferred or disposed of by that Party, its Affiliates or sublicensees for a purpose specified in this Clause 1.95(B).  Transfers or dispositions of Product, where on a non-profit basis and in line with normal industry practice, (a) for charitable purposes; (b) for preclinical, clinical trial, or non-commercial manufacturing purposes; or (c) for regulatory or governmental purposes shall not in each case be deemed “sales” for the purposes of calculating Net Sales.  In addition, transfers or dispositions of free promotional samples of Product in line with normal industry practice shall not be deemed “sales” for the purposes of calculating Net Sales.  Otherwise, for the purposes of calculating Net Sales, a “sale” shall include any transfer or other disposition of the Product for consideration, and Net Sales shall be calculated as above on the value of the consideration received in the country of transfer or disposition.  Net Sales shall also include any cash consideration in the form of up-front payments or milestone or other instalment payments received by a Party or its Affiliates in respect of a grant of rights to make, have made, import, use, offer to sell or sell the Product.

1.96                        “New Product Application” shall mean an application for Regulatory Approval required for commercial marketing or sale of the Product as a pharmaceutical product in a regulatory jurisdiction.

1.97                        “Non-Oncology Indications” shall mean any indications for which the Product receives Regulatory Approval other than Oncology Indications.

1.98                        “Non-Substantive Amendment” shall mean changes to the Development Plan (such as protocol design changes, including for example, change of endpoints, due to new information/learnings that could not be foreseen at the time of preparing the Development Plan) having no adverse consequences in terms of the timing or quality of the Development, or resulting in a change in any Line Item in the Budget of more than [***] percent [***].  “Non-Substantive Amendments” excludes all Substantive Amendments.

1.99                        “Nordic Region” shall mean [***].

1.100                 “Oncology Indications” shall mean any indications for the treatment of any form of malignancy for which the Product receives Regulatory Approval.

1.101                 “Ongoing Pivotal Studies” means [***]

1.102                 “Operational Commercialisation Plan” shall have the meaning set forth in Section 2.02 of Exhibit 5.

1.103                 “Option” shall have the meaning set forth in Clause 5.2.

1.104                 “Option Territory” shall mean:

(A)                               [***]; and

(B)                               [***].

1.105                 “Out of Pocket Expenses” shall mean expenses actually paid to a Third Party which is either (i) not an Affiliate of a Party claiming such expenses or (ii) is an Affiliate of that Party but such payment is limited to reimbursing the Affiliate for expenses actually paid by such Affiliate to a Third Party which is not an Affiliate of the Party claiming such expenses, and as part of a budget approved by the Parties.

1.106                 “Party” shall mean GSK or Genmab and, when used in the plural, shall mean both GSK and Genmab.

1.107                 “Party’s Trademarks” means trade marks (whether registered or not), including any Product Tradename, owned by the relevant Party as the context requires.

1.108                 “Patent Costs” shall mean the costs incurred in connection with the filing, prosecution and maintenance of Patent Rights, but excludes the cost of defending any Action (as defined in Clause 11.2) to oppose, revoke, cancel or invalidate any Patent Rights.

1.109                 “Patent Rights” shall mean any and all of the following:  (i) patent applications (including provisional patent applications) and patents (including the inventor’s certificates); (ii) any substitution, extension (including patent term extensions and supplementary protection certificate), registration, confirmation, reissue, continuation, divisional, continuation-in-part, re-examination, renewal, patent of addition or the like thereof or thereto; (iii) any foreign counterparts of any of the foregoing; and (iv) any utility model applications and utility models (whether or not corresponding to any of the foregoing).

1.110                 “[***] Agreement” shall mean the agreement between [***] and Genmab made on [***] as amended [***]

1.111                 “Pharmacovigilance Agreement” shall mean the safety data exchange agreement relating to the activities contemplated under this Agreement which the Parties will use their Commercially Reasonable Efforts to agree and enter into after the Execution Date but prior to or on the Closing Date.

1.112                 “Phase I Clinical Trial” shall mean a human clinical trial of the Product conducted on a limited number of healthy individuals or patients for the purposes of evaluating metabolic and pharmacologic actions, and collecting data on dosage and safety, including any clinical study (whether conducted within or outside the United States) which falls within the definition of “Phase I” as found in 21 C.F.R. §312.21(a).  A Phase I Clinical Trial shall be deemed to have commenced upon the first dosing of a patient in the study.

1.113                 “Phase II Clinical Trial” shall mean a human clinical trial of the Product conducted on a limited number of patients for the purposes of collecting data on dosages, evaluating safety and collecting preliminary information regarding efficacy in the proposed therapeutic indication, including any clinical study (whether conducted within or outside the United States) which falls within the definition of “Phase II” as found in 21 C.F.R. §312.21(b).  A Phase II Clinical Trial shall be deemed to have commenced upon the first dosing of a patient in the study.  A combined Phase I/Phase II Clinical Trial shall count as a Phase ll Clinical Trial for the purposes of Clause 16.3.

1.114                 “Phase III Clinical Trial” shall mean a pivotal human clinical trial of the Product conducted on sufficient numbers of patients and intended to generate safety and efficacy data to support Regulatory Approval in the proposed therapeutic indication, including any clinical study (whether conducted within or outside the United States) which falls within the definition of “Phase III” as found in 21 C.F.R. §312.21(c).  A Phase III Clinical Trial shall be deemed to have commenced upon the first dosing of a patient in the study.

1.115                 “Phase IV Clinical Trial” shall mean a clinical trial of the Product in human patients (including investigator initiated trials) other than a registration trial or a trial mandated by a Regulatory Authority for a purpose other than to support an application to obtain Regulatory Approval for the Product’s use in a specified indication in a country.  A Phase IV Clinical Trial shall be deemed to have commenced upon the first dosing of a patient in the study.  For the avoidance of doubt, Clinical Studies contained in the Development Plan are not Phase IV Clinical Trials.

1.116                 “PhRMA Code” means the PhRMA Code on Interactions with Health Care Professionals, as amended.

1.117                 “Placebo” shall mean an inactive substitute for the Product.

1.118                 “Positive Result” shall mean, in relation to

(A)                               a Phase II Clinical Trial, that [***]

(B)                               a Phase Ill Clinical Trial, that [***]

1.119                 “Price and Reimbursement Approval” shall mean any approvals, licences, registrations or authorisations of any supranational, national, regional, state or local Regulatory Authority or other regulatory agency, department, bureau or governmental entity, necessary to determine or set the pricing of a Product, and/or its reimbursement level by the relevant health authorities, providers or other funding institutions, at supranational, national, regional, state or local level.

1.120                 “Product” shall mean any pharmaceutical preparation in final form containing HuMax-CD20 (or, where permitted in accordance with the provisions of this Agreement and, [***] a Backup Antibody Candidate or an Additional Product), for sale by prescription, over-the-counter or any other method, in any dosage form, formulation, presentation, line extension or package configurations, including such Product in Development where the context so requires in this Agreement.

1.121                 “Product Tradename(s)” shall have the meaning give to it in Clause 8.1(L)(3).

1.122                 “Production Process Technology” shall mean processes and technology which are useful for the production, manufacture, purification, formulation (including galenic formulations and conjugation with toxins, other biological or biochemical substances, radioisotopes or other chemical substances), testing, stability assessment or packaging of antibodies, products containing antibodies and/or Product, or which are useful for the production, manufacture, sterilisation or use of any delivery system or other medical devices for packaging or administration of antibodies, products containing antibodies and/or Product.

1.123                 “Regional Commercialisation Plan” shall have the meaning set forth in Clause 6.2.

1.124                 “Regulatory Approval” shall mean any approvals, licences, registrations or authorisations of any supranational, national, regional, state or local Regulatory Authority or other regulatory agency, department, bureau or governmental entity, necessary for the Manufacture, marketing or sale of the Product or conduct of Clinical Studies in a regulatory jurisdiction, excluding Price and Reimbursement Approval.

1.125                 “Regulatory Authority” shall mean (i) the FDA or (ii) any and all governmental or supranational agencies, ministries, authorities or other bodies with similar regulatory authority with respect to approval or registration of pharmaceutical or biologic products in any other jurisdiction anywhere in the world.

1.126                 “Relevant Year” shall have the meaning set forth in Clause 19.7.

1.127                 “Sales Force” shall mean, with respect to a given Party, all of its Sales Representatives.

1.128                 “Sales FTE” shall mean a Sales Representative FTE.

1.129                 “Sales Representative” means a field based sales representative engaged or employed by either Party who exclusively engages in Detailing and other promotional efforts (with respect to the Product and/or other products envisaged in accordance with this Agreement) or their field-based manager.  With respect to [***], this definition will include medical scientific liaisons, medical staff and oncology sales managers.

1.130                 “Securities Purchase Agreement” shall mean the securities purchase agreement to be entered into by the Parties of even date herewith.

1.131                 “Shared Expenses” shall mean the following: [***]

1.132                 “Significant Competition” shall mean that Competing Product(s) sold [***], when taken together, account(s) for [***], as determined by reference to data published in IMS, or such other publication as the JSC may agree.

1.133                 “Substantive Amendment” shall mean any change to the Development Plan other than a Non-Substantive Amendment, such as (i) [***], (ii) [***], and (iii) [***], (iv) [***]; and (v) [***]

1.134                 “Target Audience” shall mean those health care professionals legally permitted to prescribe the Product in the Territory and such other health care professionals to whom the Product may be Detailed in compliance with the relevant Operational Commercialisation Plan.

1.135                 “Team Leader” shall have the meaning set forth in Clause 4.1 of this Agreement.

1.136                 “Term” shall mean the period starting on the Closing Date and ending upon expiry or earlier termination of this Agreement in accordance with its terms.  This Agreement expires when, unless earlier terminated, GSK ceases to sell the Product anywhere in the Territory.

1.137                 “Territory” shall mean worldwide.

1.138                 “Third Party” shall mean any entity or person other than the Parties or their respective Affiliates.

1.139                 “UniBody Royalty Uplift” shall mean [***].

1.140                 “UniBody Technology” shall mean all Patent Rights as listed in Exhibit 1 and Know-How Controlled by Genmab necessary or directly related to the development, manufacture, use or sale of a CD20 UniBody.

1.141                 “USA” shall mean the forty eight (48) continental states, the District of Columbia, Hawaii and Alaska but shall not include the Commonwealth of Puerto Rico or any other territories or possessions.

1.142                 “VAT” shall mean value added tax deriving from Article 2 of EC Directive 67/277/EC applied in any member state of the European Union and any other similar turnover, sales or purchase, tax or duty levied by any other jurisdiction whether central, regional or local.

1.143                 Where words and phrases are used herein in the singular, such usage is intended to include the plural forms where appropriate to the context, and vice versa.  The words “including”, “includes” and “such as” are used in their non-limiting sense and have the same meaning as “including without limitation” and “including but not limited to”.  References to Clauses and subclauses are to the same with all their subparts as they appear in this Agreement.  “Herein” means anywhere in this Agreement.  “Hereunder” and “hereto” means under or pursuant to any provision of this Agreement.

1.144                 No Strict Construction.  This Agreement has been prepared jointly and shall not be strictly construed against either Party.

1.145                 Headings.  The headings and titles to the Clauses of this Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision herein.

SECTION A:  COLLABORATION

2.                                      The Joint Steering Committee

2.1                               Within [***] days after the Closing Date, the Parties shall establish a joint steering committee, or JSC, which shall have overall responsibility for overseeing the collaboration between the Parties.

2.2                               The JSC will comprise up to (at the discretion of each Party) [***] representatives of each Party, who shall be appointed (and may be replaced at any time by providing written notice thereof) by such Party on notice to the other Party in accordance with this Agreement.  Such representatives shall include individuals within the senior management of each Party, and any such representative may send a delegate in their place as appropriate for a particular meeting.  JSC members may invite participation of additional ad hoc representatives from either Party on specific issues as the need arises.

2.3                               To conduct the activities described in Clause 2.4 below, the JSC will meet at least [***] times each Calendar Year or more frequently if agreed by the JSC or as needed in order to address material issues raised at the DT, MT, JPC or CT that cannot be postponed until the next scheduled JSC meeting.  Where decision-making power is vested in the JSC in accordance with Clause 2.4, the representatives from each Party shall collectively have one vote in decisions, with decisions made by unanimous vote unless expressly stated to the contrary in this Agreement, or as agreed by the JSC by previous unanimous vote.

2.4                               The Parties hereby vest the power in the JSC to perform, and the JSC shall perform, the following functions:

(A)                               where the members of the JSC are not themselves members of the DT, MT or CT, they will liaise with members of the DT, MT and CT to review and approve strategies for the Development of the Product, and to review and discuss Manufacture and Commercialisation of the Product, and provide direction to the DT, MT and CT as provided herein;

(B)                               review and approve Substantive Amendments to the Development Plan and Budget, including in respect of further Development of the Product such as for a any new indication or formulation that is not covered in the Development Plan as of the Execution Date;

(C)                               review and discuss each Operational Commercialisation Plan where necessary (including the annual budget), and any Substantive Amendments thereto, formulated by the CT;

(D)                               review and discuss global strategy with respect to the Commercialisation of the Product;

(E)                                review and discuss the Manufacturing Plan (including the annual budget), and any Substantive Amendments thereto, formulated by the MT;

(F)                                 review and discuss patent strategies in accordance with Clauses 10 and 11;

(G)                               serve as the first forum for the settlement of disputes or disagreements that are unresolved by the Financial Representatives, DT, MT, JPC or CT, unless otherwise indicated in this Agreement;

(H)                              ensure facilitation of information flow between the teams for the purposes of assisting all aspects of the collaboration described hereunder;

(I)                                   perform such other functions as appropriate to further the purposes of this Agreement as determined by the Parties;

(J)                                   determination of which Party should own any INDs and New Product Applications and make any applications for Regulatory Approvals; and

(K)                               in the event that available supplies of Product are insufficient to meet the demands for the same, to determine the appropriate servicing of (and apportionment between) those demands.  In exercising its power under this Clause 2.4(K), the JSC shall regard as paramount the health and safety of any patients receiving or wishing to receive the Product.

2.5                               Procedures.  The JSC shall [***] establish its procedures of operation, which it may vary as it thinks fit, but in default of such procedures being established, Clauses 2.6 - 2.8 shall apply.  The JSC may not vary or amend any term of this Agreement unless expressly empowered to do so by this Agreement.  The JSC shall at all times be bound by Clause 25.

2.6                               Chairperson.  [***], a [***] representative to the JSC shall serve as the chairperson of the JSC.  For each subsequent [***] period, representatives of the Parties shall alternate as the chairperson of the JSC.

2.7                               Meetings.  The Parties shall establish the timing and agenda for all JSC meetings by mutual consent and shall send notice of such meetings, including the agenda therefor, to all JSC members; provided, however, either Party may request that specific items be included in the agenda and may request that additional meetings be scheduled as needed.  The location of regularly scheduled JSC meetings shall alternate between the offices of the Parties, unless otherwise agreed.  The first JSC meeting shall be held at [***] offices.  Meetings may be held telephonically or by video conference.  Each Party will bear its own costs (including travel) associated with holding and attending JSC meetings.  A quorum of at least [***] appointed by each Party shall be present at or shall otherwise participate in each JSC meeting.  The Party hosting any JSC meeting shall appoint [***] to attend the meeting and record the minutes of the meeting in writing.  Such minutes shall be circulated to the Parties promptly following the meeting for review, comment and approval.  If no comments are received within [***] days of the minutes’ receipt by a Party, unless otherwise agreed, they shall be deemed to be approved by such Party.

2.8                               Decision making.  As a general principle, the JSC will operate by consensus with each Party collectively having [***].  In the event that the JSC members do not reach consensus with respect to a matter that is within the purview of the JSC within [***] days after they have met and attempted to reach such consensus, such matter shall be resolved by the Parties under the terms of Clause 25 below unless such matter is one which requires the unanimous approval of the JSC to change the status quo, in which case the status quo shall continue to apply unless and until such unanimity is obtained.

2.9                               Project Leader.  The Parties shall each designate a project leader (which as after the Closing Date is known as the Medicine and Development Leader within the GSK organization, each such individual referred to as a “Project Leader”) within [***] days after the Closing Date (who may be replaced at any time by providing written notice thereof), who shall have responsibility for the overall coordination of operational activities across disciplines (i.e. Manufacturing, Commercialisation and Development) and therapeutic indications.

2.10                        Alliance Director.  The Parties shall each designate a representative (an “Alliance Director”) within [***] days after the Closing Date (who may be replaced at any time by providing written notice thereof), who shall have responsibility to (i) facilitate the coordination of the various Committees and Teams under this Agreement, including the JSC, JPC, CT, DT and MT, and any other committees that the Parties mutually agree, in writing, to establish as part of this Agreement, and (ii) report collaboration issues and progress to their management.  Each Party will be solely responsible for any and all cost and expenses related to the appointment of an Alliance Director and any and all costs and expenses incurred by its Alliance Director in conducting the activities contemplated under this Agreement.

3.                                      Financial Reporting and Reconciliation

3.1                               Accounting and Financial Reporting.  Each Party will appoint a representative (a “Financial Representative”) with expertise in the areas of accounting, cost allocation, budgeting and financial reporting.  Such Financial Representatives shall work under the direction of the JSC and provide services to and consult with the DT and MT [***], in order to address the financial, budgetary and accounting issues which arise in connection with any Development Plan and Manufacturing Plan [***].

3.2                               Within [***] days of the end of each Calendar Quarter each Party’s Financial Representative shall prepare a report showing the actual Development Cost incurred or accrued during the immediately preceding Calendar Quarter.  [***] Financial Representative shall then prepare and present to the [***] Financial Representative a consolidated report showing the actual Development Costs incurred or accrued by both Parties during the immediately preceding Calendar Quarter.  These costs shall be reviewed and compared to the Budget.

3.3                               Each Financial Representative may be replaced at any time by the represented Party by providing written notice thereof to the other Party.  The Financial Representatives will meet at least [***] each Calendar Quarter or as they or the JSC may agree.  The Financial Representatives shall agree upon the timing and agenda for all regular meetings.  The location of regularly scheduled meetings shall alternate between the offices of the Parties, unless otherwise agreed.  The first meeting shall be held at [***] offices.  Meetings may be held telephonically or by video conference.  One of the Financial Representatives shall record (or cause to have recorded) the minutes of the meeting in writing.  Such minutes shall be circulated to the other Financial Representative promptly following the meeting for review, comment and approval.  If no comments are received within [***] days of the minutes’ receipt by such Financial Representative, unless otherwise agreed, they shall be deemed to be approved by such Financial Representative.  Following their approval, the minutes shall be provided to each Party’s Team Leader as well as to the chairpersons of the DT and MT [***].

3.4                               Within [***] Business Days following the receipt of the consolidated report described in Clause 3.2, the Financial Representatives shall agree and approve the other Party’s reported costs and any over/underspend shall be treated in accordance with Clause 4.17(C) for each Calendar Quarter.  The total costs [***] shall, subject always to Clause 4.17, [***] so that each Party bears its appropriate share of such Development Costs.  The Party that is due for reimbursement of Development Costs in the preceding Calendar Quarter shall invoice the other Party.  Such balancing payments by one Party to reimburse the other Party’s expenditures for Development Costs for the purposes of cost sharing under this Agreement shall be paid within [***] days following receipt of the invoice.  In the event that Parties disagree with the reported costs and any over/underspend, approval shall be required by the JSC (or its delegates) following receipt of the report by the JSC (or its delegates).  A decision by the JSC or it delegates shall be required within [***] days following receipt of the consolidated report.  Based on the JSC’s decision the Party due for reimbursement shall invoice the other Party and payment shall be made within [***] days of receipt of the invoice.  Where the JSC does not so agree with the reported costs or over/underspend, any such unapproved spend shall [***].

3.5                               Within [***] days following the end of each Calendar Year, GSK shall prepare an annual report for such Calendar Year showing the actual Development Costs incurred or accrued during the immediately preceding Calendar Year by each Party, the amounts reimbursed in each Calendar Quarter and the Development Costs borne by each Party in the Calendar Year.

4.                                      Development

4.1                               Establishment of Development Team.  The Parties shall establish a joint development team, or DT, [***] Closing Date but in no event later than [***] thereafter, to co-ordinate and implement all activities in the Development Plan, within the Budget.  One representative from each Party shall be designated as that Party’s “Team Leader” to act as the primary DT contact for that Party.  The DT shall consist of [***] representatives of each Party [***] and each such representative may send a designate in his or her place as appropriate for a particular meeting.  Either Party may replace any or all of its representatives at any time upon written notice to the other Party.

4.2                               Responsibilities of Development Team.  The DT shall be responsible for:

(A)                               implementing the Development Plan within the Budget;

(B)                               developing an overall strategy for the Development of the Product for review and approval by the JSC;

(C)                               formulating any Substantive Amendments to the Development Plan (including allocation of Development activities between the Parties) and the Budget for review and approval by the JSC;

(D)                               making recommendations for further Development of the Product, including Development of the Product for new indications that are not in the Development Plan as of the Closing Date;

(E)                                making forecasts of Clinical Supplies requirements for Development of the Product and reviewing the supply of Product for Development with the MT for so long as the MT exists;

(F)                                 discuss and exchange information regarding the conduct of the Ongoing Pivotal Studies and Additional Ongoing Studies;

(G)                               exchanging information regarding Product and facilitating co-operation and co-ordination between the Parties relating to Development of Product as they exercise their respective rights and meet their respective obligations under the Development Plan and this Agreement;

(H)                              providing status updates to the JSC regarding Development activities;

(I)                                   performing such other functions as appropriate to further the purposes of this Agreement as determined by the Parties; and

(J)                                   the DT may designate subteams as appropriate to facilitate co-ordination and co-operation in key areas.

4.3                               Development Plan.  [***], or more frequently as agreed by the Parties, the DT shall review the Development Plan.  The DT may make amendments to the Development Plan as necessary for the day-to-day management of Development, taking into consideration [***] factors that may affect the course of Development; provided that the approval of the JSC shall be required for any Substantive Amendments to the Development Plan.

4.4                               Procedures.  For a [***] period beginning on the Closing Date, the Team Leader of [***] shall serve as the chairperson of the DT.  For each subsequent [***] period, the Team Leaders of the Parties shall alternate as the chairperson of the DT.  The Parties shall establish the timing and agenda for all DT meetings by mutual consent and shall send notice of such meetings, including the agenda therefor, to all DT members; provided, however, either Party may request that specific items be included in the agenda and may request that additional meetings be scheduled as needed.  The DT will meet at least [***], or as agreed by the DT.  The first DT meeting shall be held at [***] offices.  Thereafter, the location of regularly scheduled DT meetings shall alternate between the offices of the Parties, unless otherwise agreed.  Meetings may be held telephonically or by video conference.  Each Party will bear its own costs associated with holding and attending DT meetings.  A quorum of at least [***] the DT members appointed by each Party shall be present at or shall otherwise participate in each DT meeting.  The Party hosting any DT meeting shall appoint one (1) person (who need not be a member of the DT) to record the minutes of the meeting in writing.  Such minutes shall be circulated to the Parties promptly following the meeting for review, comment and approval.  If no comments are received within [***] days of the minutes’ receipt by a Party, unless otherwise agreed, they shall be deemed to be approved by such Party.

4.5                               Decision Making.  Subject to Clause 4.6, as a general principle, the DT will operate by consensus, with each Party collectively having [***].  In the event that the DT members do not reach consensus with respect to a matter that is within the purview of the DT as quickly as possible, but no later than [***] after they have met and attempted to reach such consensus, such matter shall be presented to the JSC for resolution.

4.6                               Cessation of Operations.  The DT will cease operations and have no further function hereunder on the date on which the Parties are [***].

4.7                               Development Efforts.  Each Party shall use its Commercially Reasonable Efforts to perform its respective tasks and obligations in conducting all work assigned to it in any Development Plan or by the JSC, and in connection with any Development for which a particular Party has final decision-making in accordance with Clause 25.3.  Each Party shall co-operate with and use Commercially Reasonable Efforts to support the other Party in such other Party’s conduct of such work pursuant to any Development Plan or as requested by JSC.  If any tasks, obligations or support that a Party is required to perform or provide hereunder will be performed or provided by any Affiliate, sublicensee, or agent of such Party, such Party shall not be relieved of its responsibilities hereunder.  For the avoidance of doubt, [***].  For the avoidance of doubt, [***].

4.8                               Further Development.  If either Party wishes to further Develop the Product, including [***], such Party shall notify the DT, and the DT shall determine whether it wishes to recommend such further Development of the Product pursuant to a Development Plan, and accompanying budget, to the JSC for approval.  If the DT makes such recommendation (or, if the DT does not make such recommendation, then at either Party’s request) the JSC shall consider such further Development of the Product.  If the JSC unanimously approves such further Development of the Product, then the Parties will perform such Development in accordance with the approved Development Plan or as the JSC otherwise unanimously directs.  For the avoidance of doubt, neither Party may obligate the other Party to conduct further Development if such other Party is not in agreement; provided, that in such case, if only one of the Parties wishes to conduct further Development, [***].

4.9                               Development of Additional Product.  If [***] wishes to Develop and/or Commercialize an Additional Product, then [***] shall notify [***] with a specific description of the Additional Product and request that such Additional Product should be included in this Agreement.  [***] shall [***].  If [***] agrees to such request, any Additional Product developed in accordance with this Clause 4.9 shall, unless otherwise agreed in writing, be subject to all the terms and conditions of this Agreement which are applicable to the

Product.  If Commercialisation of the Additional Product requires amendment of any [***] Agreement or entry into a further equivalent [***] Agreement (as referred to in Clause 14), then GSK and Genmab shall use their respective Commercially Reasonable Efforts to obtain such amendment from [***].  If [***] declines [***] request that such Additional Product should be included in this Agreement, [***]

4.10                        Technology Transfer Plan.  Genmab will transfer or arrange to have transferred, to GSK (at a time to be agreed between them but in any event so as to allow GSK to make such use of the same as may be necessary for the fulfilment of its obligations hereunder) a copy of all preclinical and clinical analytical assays and all clinical data related to any Clinical Studies of the Product conducted, sponsored or funded by Genmab (including investigator sponsored trials), whether written or electronic, including all relevant clinical safety and efficacy data; all regulatory data and information related to the use and sale of the Product and any other Genmab Know-How, in an orderly fashion and in a manner such that confidentiality in such transferred Genmab Know-How is preserved in all material respects.  Genmab may retain [***], but agrees that, subject to the foregoing, the same may be used by GSK at no cost [***] as agreed between the Parties to support Development and Manufacturing in furtherance of this Agreement.  With respect to any Listed Genmab Know-How not already transferred pursuant to this Clause 4.10 prior to the first meeting of the JSC, the JSC shall put in place procedures and a plan for implementing the transfer, [***] of Genmab Know-How contemplated under this Clause 4.10 (a “Technology Transfer Plan”).  If Genmab Know-How already exists in electronic form, then it shall be transferred in electronic rather than paper form.  Following receipt of any Genmab Know-How or other material in accordance with this Clause, GSK shall promptly provide Genmab with written acknowledgement of the receipt of the Genmab Know-How.

4.11                        Data.  Each Party shall provide the other Party with reasonable access to all relevant [***] related to any pre-clinical studies or Clinical Studies of the Product conducted pursuant to a Development Plan [***], whether written or electronic, including [***].  Within [***] days after the end of each Calendar Quarter during the Term of this Agreement, or at such other time as required to enable Development in accordance with the Development Plan, each Party shall deliver to the other Party any of such [***] that are requested by that other Party, in an orderly fashion and in a manner such that confidentiality in delivered information is preserved in all material respects.

4.12                        Regulatory Filings.  The JSC shall determine which Party shall be responsible for and in whose name shall be made any INDs and New Product Applications and for seeking Regulatory Approvals for Product.  Prior to that Party submitting any IND or New Product Application, the Parties shall [***] in preparing and reviewing such IND or New Product Application and its [***].  Notwithstanding the foregoing, to the extent that any INDs or New Product Applications are in the name of [***] as of the Closing Date or to the extent that Genmab is initially responsible for filing INDs and New Product Applications, then as soon as practicable thereafter, the JSC shall determine when it is best to transfer all INDs and New Product Applications for Product in [***] name to [***].

4.13                        Regulatory Meetings and Communications.  The Party that owns any IND or New Product Application shall be primarily responsible for conducting meetings and discussions with the Regulatory Authorities related to the Product, including in relation to any Development under way at the Closing Date including the Ongoing Pivotal Studies, provided that the other Party shall have the right to participate in such meetings and discussions, unless prohibited by such Regulatory Authorities.  The Party primarily responsible shall give the other Party reasonable advance notice of such activities to permit that other Party to participate.  If the FDA or any other Regulatory Authority communicates with the other Party relating to the Product, the other Party shall notify the Party primarily responsible and provide a copy to that Party of any written communication, or notes of any oral communication, within [***] of such communication’s occurrence.  The other Party shall not respond to any such communication unless the Party primarily responsible has given its prior written approval to the form and content of such response.  The Parties shall co-operate in good faith with respect to the conduct of any inspections by any Regulatory Authority of a Party’s site and facilities related to the Product, and each Party shall at a minimum be given the opportunity to attend the summary, or wrap up, meeting related to the Product with such Regulatory Authority at the conclusion of such site inspection.  Each Party shall consider the attendance of the other Party at any such regulatory inspections, but shall not be obligated to accept the other Party’s attendance at such inspections if such attendance would unavoidably result in the disclosure to the other Party of confidential information or trade secrets unrelated to the Product; provided, that at the option of the other Party, in lieu of such other Party attending the inspection, the Party whose facilities are being inspected will provide a summary of findings to the other Party.

4.14                        Debarment Limitations.  In the course of Developing the Product neither Party shall knowingly use any employee or consultant who is or has been debarred by the FDA or any other Regulatory Authority or, to the best of such Party’s knowledge, is or has been the subject of debarment proceedings by any such Regulatory Authority.  Each Party shall promptly notify the other Party of and provide such other Party with a copy of any correspondence or other reports with respect to any use of a debarred employee or consultant in connection with such Party’s performance of its obligations under this Agreement that such Party receives from any Third Party.

4.15                        Compliance with Laws.  Each Party shall conduct Clinical Studies hereunder and other Development of the Product in compliance with all applicable Laws.

4.16                        Pharmacovigilance and Adverse Event Reporting.  Prior to or concurrent with the Closing Date, the Parties will enter into the Pharmacovigilance Agreement, setting forth guidelines and procedures for the receipt, investigation, recording, review, communication, and exchange (as between the Parties) of adverse event reports, technical complaints and any other information concerning the safety of the Product.

4.17                        Development Costs.  In general, the Parties agree to [***] including opportunities to reduce the costs through [***].  In respect of Development Costs:

(A)                               [***] shall be solely responsible for (i) the Development Costs with respect to the [***] until Completion of the latest to Complete of the [***], and (ii) all other preclinical or clinical Development Costs until [***].

(B)                               The Parties shall equally share the Development Costs which are incurred on or after [***], subject to 4.17(A)(i) above.

(C)                               Development Plan Budget.

(1)                                 In General.  Responsibility for the review of the Budget shall rest with the DT.  The Budget will be reviewed [***], or more frequently as agreed by the Parties, but the DT may at any time propose amendments to the Budget for review and approval by the JSC, such amendments to take into consideration [***] factors that may affect the Development Plan and the JSC must unanimously agree on such amendment to the Budget.  The Financial Representatives will be responsible for identifying, analysing and reporting to the DT all significant Line Item variances between the Budget and the applicable Development Costs and all overall, total variances between the Budget and the Development Costs.  If any costs for Development activities result in a budget overrun of the annual approved budget in excess of [***] percent [***], the JSC shall have the discretion to review such costs and designate them as Development Costs, if the JSC determines that incurring such costs was in the best interests of the collaboration.  Where the JSC does not so designate excess Development Costs, any such unapproved excess Development Costs [***].

(2)                                 Therapeutic Area.  In addition to reviewing the overall Budget as provided above, the DT shall also review the Budget as it relates to (A) the Oncology Indications (the “Oncology Budget”) and (B) the Non-Oncology Indications (the “Non-Oncology Budget”) [***].  The DT may at any time propose amendments to the Oncology Budget and/or Non-Oncology Budget, such amendments to take into consideration [***] factors that may affect the Development Plan with respect to the applicable indications.  The Financial Representatives will be responsible for identifying, analysing and reporting to the DT all significant Line Item variances between each of the Oncology Budget and the Non-Oncology Budget and the applicable Development Costs and all overall, total variances between each of the Oncology Budget and the Non-Oncology Budget and the Development Costs.  The DT may reallocate funds as required within the Oncology Budget or within the Non-Oncology Budget without seeking the approval of the JSC.  Notwithstanding the foregoing, (x) if any costs for Development activities result in a budget overrun of either the [***] approved Oncology Budget or Non-Oncology Budget, as the case may be, in excess of [***] percent [***], then the JSC shall have the right to review such excess costs and have the discretion to designate them as Development Costs, if the JSC determines that incurring such costs was in the best interests of the collaboration or (y) if the DT determines that funds should be reallocated from the Oncology Budget to the Non-Oncology Budget or from the Non-Oncology Budget to the Oncology Budget, then the JSC shall have the right to review such reallocation and such reallocation may not occur without JSC approval.  Where the JSC does not designate excess costs as Development Costs as described under (x) above, then any such unapproved excess costs shall [***]

5.                                      Commercialisation

5.1                               Commercialisation Efforts.  Subject to Clause 5.2, GSK shall have the exclusive right to Commercialise the Product.  GSK agrees to use Commercially Reasonable Efforts to Commercialise the Product in accordance with the terms and conditions of this Agreement.  In the event that Genmab exercises its Option in accordance with Clause 5.2, Genmab agrees to use Commercially Reasonable Efforts to Co-Promote the Product in accordance with the terms and conditions of this Agreement and the Co-Promotion Agreement.

5.2                               Genmab’s Option.  Genmab shall have the exclusive right, but not the obligation, to engage in Co-Promotion activities with GSK for the Product for Oncology Indications in each Option Territory (the “Option”).  Genmab shall exercise its Option with respect to the USA by delivering written notice to GSK within [***] after the later of (1) the FDA’s acceptance for review of the filing of the first New Product Application for the Product in an Oncology Indication in the Option Territory; and (2) provision to Genmab by GSK of copies of any relevant Regional Commercialisation Plans in existence at the time and any information necessary to update the [***] reports referred to in Clause 6.2.  Genmab shall exercise its Option with respect to [***] the Nordic Region [***] by delivering written notice to GSK at least [***] prior to the projected date of First Commercial Sale for the first Oncology Indication in the first Nordic Region country; provided that if the First Commercial Sale occurs prior to the expiration of such projected [***] period and Genmab has not exercised its Option prior to such expiration, then Genmab will not be deemed to have failed to exercise its Option with respect to the Nordic Region.  The projected date of First Commercial Sale of Product for the first Oncology Indication in the first Nordic Region country will be mutually agreed by the Parties no later than [***] prior to the projected date of First Commercial Sale for the first Oncology Indication in the first Nordic Region country and provision to Genmab by GSK of copies of any relevant Regional Commercialisation Plans in existence at the time and any information necessary to update the [***] reports referred to in Clause 6.2.  If Genmab fails to exercise, or informs GSK that it elects not to exercise, its Option with respect to any countries of the Option Territory, then Genmab’s decision will be irrevocable and it will have no further right to elect to Co-Promote the Product in the non-elected countries.  If Genmab exercises its Option in one or more countries of the Option Territory, the elected countries shall form the scope of the Co-Promotion Territory, and the Parties will enter into a Co-Promotion Agreement within [***] after GSK’s receipt of Genmab’s written notification for each such country, such Co-Promotion Agreement to contain the Co-Promotion Principles set forth on Exhibit 5 hereto to the extent that such principles are applicable to the particular country of the Co-Promotion Territory.

5.3                               Booking, Processing and Distribution.  GSK shall have the exclusive right and responsibility throughout the Territory (including within the Option Territory whether or not Genmab exercises its Option in any country of the Option Territory) for the distribution of Product in the Territory including, without limitation, to:

(A)                               establish pricing for the Product;

(B)                               receive and accept orders for the Product from customers;

(C)                               distribute the Product to customers;

(D)                               control invoicing and collection of accounts receivable for Product sales;

(E)                                record Product sales in its books of account for sales;

(F)                                 determine the branding (including selection of applicable trademark(s)) and all aspects of the promotion (including promotional materials) to be used in Commercialising Product; and

(G)                               respond to medical inquiries relating to Product regardless of which Party receives such inquiries; provided that nothing herein is intended to limit Genmab’s interaction with clinical investigators regarding the Development of the Product provided such is in accordance with the then applicable Development Plan.

5.4                               Compliance with Laws and Guidelines.  GSK shall use, sell, offer for sale and distribute the Product in the Territory in compliance with all applicable Laws.  With respect to the use, sale, offer for sale or distribution of the Product in the USA, GSK shall use Commercially Reasonable Efforts to ensure compliance with the American Medical Association Guidelines on Gifts to Physicians from Industry, the U.S. Office of the Inspector General’s Compliance Program Guidelines for Pharmaceutical Manufacturers, the PhRMA Code, and all Accreditation Council for Continuing Medical Education guidelines, in each case as then in effect, or such other polices or procedures of such nature in accordance with GSK’s then prevailing policies.

6.                                      Commercialisation

6.1                               GSK Commercialisation Efforts.

(A)                               GSK Efforts for Oncology Indications in the [***].  Until the end of [***] after the First Commercial Sale of Product for Oncology Indications in the [***] (e.g., if the First Commercial Sale of Product occurs on [***], the period referenced above would end on [***]), GSK will have the equivalent of [***] Sales FTEs (if Genmab does not exercise its Option in the [***]) or [***] Sales FTEs (if Genmab exercises its Option in the [***]) Detailing Product for Oncology Indications in accordance with the then current applicable Operational Commercialisation Plan; provided, however, that GSK shall be entitled to have less than such [***] or [***] Sales FTEs, as the case may be, at any given time in the [***] if employment of any GSK Sales Representative terminates for whatever reason and GSK is actively recruiting replacement Sales Representatives.  If the Net Sales of Product in the [***] during the [***] following the First Commercial Sale of Product in the [***] are less than [***] then GSK shall thereafter use its Commercially Reasonable Efforts to determine the number of Sales FTEs it will commit to Detailing Product for Oncology Indications in the [***].  If GSK is still committing the equivalent of [***] or [***] Sales FTEs, as the case may be, to the Detailing of Product for Oncology Indications and if the Net Sales of Product in the [***] during [***] after the First Commercial Sale of Product for Oncology Indications in the DKK are less than [***], then GSK shall thereafter use its Commercially Reasonable Efforts to determine the number of Sales FTEs it will commit to Detail Product for Oncology Indications in the [***].  After the expiration of the [***] after the date of First Commercial Sale of Product in the [***], GSK will thereafter use Commercially Reasonable Efforts to determine the number of Sales FTEs it will commit to Detail Product for Oncology Indications in the [***].  GSK’s Sales Force shall be the sole responsibility of GSK.

(B)                               GSK Efforts for Oncology Indications in the [***].  Until the end of [***] after the First Commercial Sale of Product for Oncology Indications in the [***], GSK shall have the equivalent of [***] Sales FTEs Detailing or otherwise committed to the Product for Oncology Indications in accordance with the then current Operational Commercialisation Plan; provided, however, that GSK shall be entitled to have less than [***] Sales Representatives at any given time if employment of any GSK Sales Representative terminates for whatever reason and GSK is actively recruiting replacement Sales Representatives.  At the end of such [***] period, GSK shall thereafter use its Commercially Reasonable Efforts to determine the number of Sales FTEs it will commit to Detail Product for Oncology Indications in the [***].

6.2                               Regional Commercialisation Plans.  GSK shall prepare separate regional commercial plans (each, a “Regional Commercialisation Plan”) for the Commercialisation of the Product in each of [***] at such time as deemed necessary by GSK in accordance with GSK’s normal procedures for establishing such plans.  Such Regional Commercialisation Plans will be consistent with GSK’s templates and processes as used by GSK in its normal course of business at such time.  GSK will provide the initial Regional Commercialisation Plans with respect to [***] to Genmab for informational purposes, to the extent such plans are completed, at the time of the first New Product Application for an Oncology Indication is filed with the FDA and approximately [***] prior to the projected date of First Commercial Sale of Product for [***].  Thereafter, each such Regional Commercialisation Plan shall be presented to the JSC by GSK [***].  For the avoidance of doubt, in the absence of Genmab’s exercise of the Option, GSK shall keep Genmab reasonably informed of its Commercialisation activities with [***] regional reports presented to the JSC.

6.3                               Commercialisation Costs.  GSK shall bear all the Commercialisation Costs, except those costs incurred by Genmab in the course of carrying out its Co-Promotion activities under this Agreement, such as infrastructure costs, if Genmab elects to exercise the

Option (provided that nothing herein shall relieve GSK of it obligations to pay Genmab those FTE Costs of Sales Representatives as described in Exhibit 5).

6.4                               Debarment Limitations.  In the course of Commercialising the Product GSK shall not knowingly use any employee or consultant who is or has been debarred by the FDA or any other Regulatory Authority or, to the best of its knowledge, is or has been the subject of debarment proceedings by any such Regulatory Authority.  GSK shall promptly notify Genmab of and provide Genmab with a copy of any correspondence or other reports with respect to any use of a debarred employee or consultant in connection with GSK’s performance of its obligations under this Agreement that GSK receives from any Third Party.

7.                                      Manufacture and supply

7.1                               Establishment of Manufacturing Team.  The Parties shall establish a manufacturing team, or MT, as soon as practicable after the Closing Date, but in no event later than [***] thereafter, to co-ordinate and implement all activities for the Manufacture of the Product.  The MT shall consist of such number of representatives of each Party as are reasonably necessary to accomplish the goals of the MT hereunder, and such representatives may send designates in their place as appropriate for a particular meeting.  Either Party may replace any or all of its representatives at any time upon written notice to the other Party.

7.2                               Responsibilities of Manufacturing Team.  Subject to Clause 7.6, the MT shall be responsible for:

(A)                               overseeing and monitoring the [***]

(B)                               where necessary, overseeing and monitoring the selection of additional contract manufacturers and negotiation of agreements with the same [***];

(C)                               functioning as a forum under which Genmab and GSK would [***];

(D)                               discussing and facilitating technology transfer to [***]

(E)                                discussing and facilitating [***]

(F)                                 discuss [***] and

(G)                               liasing with the JSC and DT regarding Manufacture.

7.3                               Manufacturing Plan.  The MT shall prepare a Manufacturing Plan for the Product for approval by the JSC, which shall [***].  The JSC shall review and approve such Manufacturing Plan, subject to Clause 25.3.  The MT may amend the Manufacturing Plan from time to time, as appropriate, subject to the approval of any Substantive Amendments by the JSC.

7.4                               Procedures.  A [***] representative to the MT shall serve as the chairperson of the MT.  The Parties shall establish the timing and agenda for all MT meetings by mutual consent and shall send notice of such meetings, including the agenda therefor, to all MT members; provided, however, either Party may request that specific items be included in the agenda and may request that additional meetings be scheduled as needed.  The MT will meet at least [***], or as agreed by the MT.  The first MT meeting shall be held at [***] offices.  Thereafter, the location of regularly scheduled MT meetings shall alternate between the offices of the Parties for [***] following the Closing Date, unless otherwise agreed.  Meetings of the MT occurring after [***] of the Closing Date shall be held at [***] offices.  Meetings may be held telephonically or by video conference.  Each Party will bear its own costs associated with holding and attending MT meetings.  A quorum of at least [***] the MT members appointed by each Party shall be present at or shall otherwise participate in each MT meeting.  The Party hosting any MT meeting shall appoint one person (who need not be a member of the MT) to record the minutes of the meeting in writing.  Such minutes shall be circulated to the Parties promptly following the meeting for review, comment and approval.  If no comments are received within [***] days of the minutes’ receipt by a Party, unless otherwise agreed, they shall be deemed to be approved by such Party.

7.5                               Conflicts.  As a general principle, the MT will operate by consensus, with each Party collectively having one vote.  In the event that the MT members do not reach consensus with respect to an unresolved matter that is within the purview of the MT as quickly as possible, but no later than [***] after they have met and attempted to reach such consensus, such matter shall be presented to the JSC for resolution, subject to Section 25.3.

7.6                               Cessation of Operations.  The MT will cease operations and have no further function hereunder [***].  Thereafter, GSK shall keep Genmab reasonably informed of Manufacturing issues with [***] reports presented to the JSC and continuing interaction with the DT as necessary to coordinate requirements for Clinical Supplies.

7.7                               Transfer of Manufacturing Responsibilities to GSK.  It is intended that GSK will assume all responsibilities for and relating to Manufacture on behalf of the collaboration described in this Agreement.  The Parties will work promptly to ensure [***].  GSK will be responsible for:

(A)                               identifying and selecting additional contract manufacturers and for the negotiation of agreements with the same, [***];

(B)                               delivering and ensuring [***]

(C)                               generally for overseeing on a day-to-day basis all aspects of the manufacturing and supply chain relating to the Product,

(D)                               co-ordinating, implementing, overseeing and monitoring [***]; and

(E)                                establishing production capability at, and ensuring approval by Regulatory Authorities of contract manufacturers’ or GSK’s manufacturing sites as required to ensure secure commercial supplies and Clinical Supplies of Product;

[***], albeit that Genmab shall use its Commercially Reasonable Efforts to assist GSK [***].

7.8                               Manufacturing Costs.  The following costs shall be solely borne by [***]:

(A)                               the Fully Burdened Manufacturing Costs relating to Product [***] for Commercialisation;

(B)                               the Fully Burdened Manufacturing Costs of Clinical Supplies of the Product for [***]

(C)                               any costs associated with the activities described in Clause 7.7;

(D)                               any costs associated with technology transfer(s), including costs for [***];

(E)                                [***]

(F)                                 [***] and

(G)                               [***]

and where such costs are incurred by [***] in the first instance after the Closing Date, they shall in their entirety be reimbursed to [***] in accordance, mutatis mutandis with Clause 3.

SECTION B:  INTELLECTUAL PROPERTY RIGHTS, ETC.

8.                                      Licence Grant

8.1                               By Genmab

(A)                               Owned Genmab Licensed Technology.  Subject to the terms and conditions of this Agreement, Genmab hereby grants to GSK or its Affiliates, and GSK hereby accepts an exclusive licence throughout the Territory and under Genmab Licensed Technology (including Genmab’s rights in Joint Patent Rights and Joint Collaboration Technology) that is owned by Genmab and/or its Affiliates with, subject to the other provisions of this Agreement, the right to further sublicense, (i) to make, have made, import, use, offer to sell and sell Product and (ii) [***].

(B)                               Other Genmab Licensed Technology.  Subject to the terms and conditions of this Agreement, Genmab hereby grants to GSK or its Affiliates, and GSK hereby accepts an exclusive sublicence throughout the Territory with respect to the Product to all of Genmab’s or its Affiliates’ rights in and to the Genmab Licensed Technology that are Controlled (but not owned) by Genmab and/or its Affiliates that is the subject matter of:

(1)                                 [***];

(2)                                 [***];

(3)                                 [***] and

(4)                                 [***],

with, subject to the other provisions of this Agreement, the right to further sublicense, to make, have made, import, use, offer to sell and sell Product.

(C)                               Limitations on Scope of Grant.  The sublicences granted pursuant to Clause 8.1(B):

(1)                                 are in respect of [***].  If [***] is amended to allow wider rights of use and sublicense by Genmab with respect to the Product, Genmab shall inform GSK and Genmab shall offer to extend the sublicences granted pursuant to Clause 8.1(B) accordingly, but nothing in this Clause shall oblige Genmab to breach any provision of any agreement it may have with any Third Party; and

(2)                                 are in respect of HuMax-CD20 and the Backup Antibody Candidates as defined [***].  GSK acknowledges that the sublicence does not confer any right to Commercialise any Additional Product and that such Commercialisation would require the consent of [***] to amendment of [***]

(D)                               Reservation of Rights to Genmab.  Genmab shall have the right to use the Genmab Licensed Technology with respect to the Product only in connection with fulfilling its obligations under the Agreement, including under the Development Plan, and (after exercise of any Option) its obligations to Co-Promote Product.

(E)                                No Rights to Use any [***].  Nothing in this Agreement grants or confers any licence or rights to or on GSK or its Affiliates to [***] any [***], or shall require Genmab to transfer to GSK the [***], the [***] Materials or any [***]

(F)                                 Limits on Use of [***] Materials.  Nothing in this Agreement grants or confers any licence or rights to or on GSK or its Affiliates to [***] any [***] Materials.  Subject to the foregoing, GSK may [***] of the [***] Materials subject to Clause 10.2.

(G)                               Production Process Technology and [***] Technology.  Production Process Technology is only included in the Genmab Licensed Technology to the extent that it has been specifically used by Genmab or its Affiliates to develop or produce HuMax-CD20 up to the Execution Date.  GSK acknowledges that Genmab does not grant to GSK by virtue of this Agreement any rights in or to the [***] used prior to the Execution Date in the development of [***].  [***] Technology is only included in the Genmab Licensed Technology to the extent that it is needed by GSK to Commercialise a CD20 [***].

(H)                              Conflict with [***] and [***].  Notwithstanding any other provision of this Agreement, GSK acknowledges that, in respect of any and all rights or licences granted to GSK or its Affiliates pursuant to this Agreement under Genmab Licensed Technology that is licensed or sub-licensed to Genmab from [***], such rights and licences are subordinate and subject to [***] and, where applicable, [***].  In the event of any inconsistency between this Agreement and [***] (and, where applicable, [***]), [***] (and, where applicable, [***]) shall prevail.

(I)                                   Sublicences.  GSK shall have the right to grant sublicences only in accordance with the provisions of this Clause.

(1)                                 Subject to Clause 8.1(I)(2), GSK shall not sublicense [***]

(2)                                 GSK shall have the right to grant sublicences [***] only to Approved Sublicensees and such sublicences shall be in respect of [***] provided that promptly following such grant GSK shall provide Genmab with at least the following information with respect to each sublicensee:  [***]

(3)                                 Except as otherwise provided in Clause 8.1(I)(2), any sublicense granted by GSK shall [***]  GSK shall notify Genmab promptly after the grant of any such sublicence;

(4)                                 Notwithstanding Clause 8.1(I)(2) and (3) above, the grant of any such sublicence shall not relieve GSK of its obligations under this Agreement (including its financial obligations);

(5)                                 All such sublicences shall be consistent with and subordinate to all the terms and conditions of this Agreement, and, where applicable, [***]  GSK shall not otherwise sublicense any of the rights granted to it pursuant to this Clause 8.1 without the prior, written consent of Genmab; and

(6)                                 No sublicensee of GSK shall have any right to (and GSK shall not purport to sublicense the right to) participate in the JSC, the DT, CT or MT in the place of GSK.

(J)                                   Limitation on use of [***] Materials Know-How.  GSK acknowledges that any [***] Materials Know-How is supplied in circumstances imparting an obligation of confidence and GSK agrees to keep the same secret and confidential and to respect [***] proprietary rights therein and to use the same for the sole purpose of this Agreement and not to disclose the same to any Third Party.  GSK shall procure that only its employees have access to such [***] Materials Know-How on a need to know basis and that all such employees shall be informed of their secret and confidential nature.

(K)                               Limitation of use of [***] Materials.  Any use by GSK of the [***] Materials shall be solely for Other Purposes or for Commercial Manufacturing Purposes (as such terms are defined in the [***]), and where for Commercial Manufacturing Purposes, Clause 17.6 shall apply.

(L)                                Trademarks and Tradenames.

(1)                                 [***] Licence.  Pursuant to an agreement to be entered into by Parties reasonably promptly after the Closing Date (the “Trademark Licence”), (A) Genmab will grant to GSK or its Affiliates, and GSK will accept (i) an exclusive throughout the Territory (except as to Genmab if Genmab exercises the Option in the Option Territory), royalty-free licence to use Genmab’s “[***]” trademark and any related domain names or URLs as

GSK may wish for the advertising, promotion, marketing and other Commercialisation of, or public announcements related to the Product during the Term throughout the Territory and (ii) the non-exclusive right to use [***] (“[***] Brand”) in the Territory solely for the purpose of GSK’s Commercialisation of the Product in accordance with the terms of this Agreement and (B) GSK will grant Genmab (i) an exclusive (except as to GSK), royalty-free licence to use GSK Trademark(s) for the advertising, promotion, marketing and other Commercialisation and (ii) the non-exclusive right to use [***] (“[***] Brand”) in the Territory in each case under Clause 8.1(L)(1)(B)(i)-(ii) solely for Commercialisation of the Product in connection with Genmab’s Co-Promotion of the same following the exercise of its Option.

(2)                                 Except as contemplated herein or under the Trademark Assignment (as defined below), neither Party shall otherwise have any rights in or to the other Party’s name or corporate logo or the goodwill pertaining thereto.  Each Party hereby acknowledges the other Party’s exclusive right, title and interest in and to that other Party’s Trademark(s) and Brand and agrees that neither it nor its Affiliates will at any time do, or cause to be done, any act or thing contesting or in any way intending to impair the validity of and/or the other Party’s exclusive right, title and interest in and to that other Party’s Trademark(s).  Neither Party (and neither Party’s Affiliates) will in any manner represent that they own the Trademark(s) or Brand of the other Party, and each Party hereby acknowledges that use of the other Party’s Trademark(s) or Brand shall not create any rights, title or interest in or to the same in the first Party’s favour, but that all such use shall inure to the benefit of the other Party.

(3)                                 Product Tradenames.  “[***]” and “[***]” (each, a “Product Tradename,” and collectively, the “Product Tradenames”) are possible tradenames for use in connection with the Product.  [***] owns the Product Tradename “[***],” and pursuant to [***] dated [***] between [***] and [***].  Unless requested by GSK not to do so, [***] shall take such actions as may be required to maintain the right to purchase the “[***]” Product Tradename from [***] and prosecute and maintain trademark applications and registrations relating to the Product Tradenames until the earliest of (i) [***] from the Closing Date, (ii) the date that GSK provides notice to Genmab that it does not wish to exercise the Product Tradename Option (as defined below), and (iii) if GSK has exercised the Product Tradename Option, the date by which ownership of Product Tradenames for which GSK has exercised the Product Tradename Option has been transferred to GSK.

(4)                                 Product Tradename Option.  GSK shall have the exclusive option, exercisable by written notice to Genmab at any time in the [***] period starting on the Closing Date (the “Product Tradename Option Period”), to acquire all of Genmab’s right, title and interest in and to all or any of the

Product Tradenames (the “Product Tradename Option”) for the Product.  GSK shall have no obligation to exercise the Product Tradename Option, but if GSK exercises the Product Tradename Option in respect of “[***]” (which shall include the right to purchase such Product Tradename and associated trademark applications and registrations from [***] GSK [***].  If GSK exercises the Product Tradename Option, it shall thereafter be responsible for any costs related to the Product Tradenames for which it has exercised the Product Tradename Option.  If GSK exercises the Product Tradename Option with respect to either or both Product Tradenames, the Parties shall enter into an assignment agreement pursuant to which Genmab shall transfer to GSK all of its right, title and interest in and to such Product Tradename(s) (the “Trademark Assignment”).  If GSK elects not to exercise the Product Tradename Option within the Product Tradename Option Period with respect either or both Product Tradenames, then Genmab shall be free to use such Product Tradenames as it sees fit and GSK will have no further rights thereto.

8.2                               Both Parties.  Subject to the terms and conditions of this Agreement, each Party hereby grants to the other Party and its Affiliates a fully paid up, royalty-free, irrevocable and perpetual, non-exclusive licence throughout the Territory to use for any purpose whatsoever the Joint Patent Rights and any Joint Collaboration Technology.

9.                                      Transfer of Know-How and Materials

9.1                               Transfer of Additional Genmab Know-How.  Genmab warrants that the Listed Genmab Know-How is all Genmab Know-How which is required by GSK for the Development and Commercialisation of Product.  If Genmab discovers any additional Genmab Know-How which is required by GSK or may be useful for the Development and Commercialisation of Product, then Genmab shall promptly transfer to GSK, or an Affiliate designated by GSK, [***], a copy of such Genmab Know-How, in an orderly fashion and in a manner such that the value of such transferred Genmab Know-How is preserved in all material respects.  If such Genmab Know-How already exists in electronic form, then it shall be transferred in electronic rather than paper form.  Following receipt of such Genmab Know-How in accordance with this Clause, GSK shall promptly provide Genmab with written acknowledgement of the receipt of such Genmab Know-How.

10.                               Intellectual Property Rights

10.1                        Ownership of Technology.  All Genmab Know-How owned by Genmab on the Execution Date shall continue to be owned by Genmab.  All GSK Know-How owned by GSK on the Execution Date shall continue to be owned by GSK.  Subject to Clause 10.2, the ownership of any Collaboration Technology, including all patents and patent applications thereon, shall be [***].

10.2                        Ownership of [***] Materials and [***] Related Technology.  [***].

10.3                        Assignment.  Each of Genmab and GSK shall require all of its or its Affiliates’ employees, and each Party shall use Commercially Reasonable Efforts to require any Third Parties working on the collaboration hereunder or who receive materials or Know-How related to the Product from a Party, including its sublicensees, to assign all intellectual property developed, made or conceived by such employees or Third Parties during the course of, in furtherance of, and as a direct result of the collaboration hereunder to Genmab and/or GSK according to the ownership principles described in this Clause.

10.4                        Joint Patent Committee.  The Parties shall establish a joint patent committee, or JPC, [***] after the Closing date, but in no event later than [***] thereafter.  The JPC shall be comprised of representatives of both Parties (who may be replaced at any time by providing written notice thereof) and which will have overall responsibility for developing a strategy to protect Collaboration Technology and to develop and coordinate strategy with respect to the preparation, filing, maintenance and prosecution of [***], and to discuss strategies related to the enforcement and defence of [***]  To this end, each Party will supply or make available on request to all members of the JPC [***].  A [***] representative to the JPC shall serve as the chairperson of the JPC.  The Parties shall establish the timing and agenda for all JPC meetings by mutual consent and shall send notice of such meetings, including the agenda therefor, to all JPC members; provided, however, either Party may request that specific items be included in the agenda and may request that additional meetings be scheduled as needed.  The first JPC meeting shall be held at [***] offices.  Thereafter, the location of regularly scheduled JPC meetings shall alternate between the offices of the Parties, unless otherwise agreed.  Meetings may be held telephonically or by video conference.  Each Party will bear its own costs associated with holding and attending JPC meetings.  A quorum of at least [***] the JPC members appointed by each Party shall be present at or shall otherwise participate in each JPC meeting.  The Party hosting any JPC meeting shall appoint one (1) person (who need not be a member of the JPC) to record the minutes of the meeting in writing.  Such minutes shall be circulated to the Parties promptly following the meeting for review, comment and approval.  If no comments are received within [***] days of the minutes’ receipt by a Party, unless otherwise agreed, they shall be deemed to be approved by such Party.  The JPC shall meet [***] times per Calendar Year, or as otherwise agreed by the Parties.  All decisions of the JPC will be made by consensus between the representatives of both Parties but in the event the Parties cannot agree, the dispute will be finally resolved in accordance with Clause 25.3(B) but subject always to Clauses 10.5 and 10.10.

10.5                        [***] Patent Rights.

(A)                               [***].  If [***] believes it has invented, solely or otherwise except with [***], patentable technology and which might be necessary in connection with the making use or sale of Product under this Agreement, [***] will present such information to the JPC and the JPC shall decide whether or not a Patent Right claiming such patentable technology is a [***].  If the JPC cannot agree, the dispute shall be referred to the JSC for resolution.  If the JSC cannot resolve it, then the dispute shall be resolved pursuant to Clause 25.4.  If it is decided pursuant to this Clause that the Patent Right (a) is a [***], then [***] will have the right to file, prosecute, maintain, defend and enforce such [***] as set forth in Clauses 10 and 11, or (b) is not a [***], then [***] will have the right to file, prosecute, maintain, defend and enforce such [***] as set forth in Clauses 10 and 11.

(B)                               In accordance with the direction of the JPC, and subject to Clause 25.3(A)(4), [***] shall file, prosecute and maintain the [***] and shall be responsible for all material actions relating to the filing, prosecution or maintenance of any of the [***] worldwide, including patent interferences, reexaminations, reissuances and appeals.  In accordance with the direction of the JPC, and subject to Clause 25.3(B)(3), [***] shall be responsible for oppositions and revocation proceedings related to the [***].  Subject to the foregoing and Clause 10.10, and in accordance with the direction of the JPC, and subject to Clause 25.3(B)(3) [***] shall file, prosecute and maintain all [***] and shall be responsible for all material actions relating to the filing, prosecution or maintenance of such [***] worldwide, including patent interferences, reexaminations, reissuances, appeals, oppositions and revocation proceedings.

10.6                        [***] Patent Rights.  In accordance with the direction of the JPC, and subject to Clause 25.3(B)(3), [***] shall file, prosecute and maintain the [***] and shall be responsible for all material actions relating to the filing, prosecution or maintenance of the [***] worldwide, including patent interferences, reexaminations, reissuances, appeals, oppositions and revocation proceedings (and for the avoidance of doubt, [***] shall also control oppositions and revocation proceedings as they relate to the [***].  [***] shall provide [***] with copies of all prior art cited in and all substantive patent office actions and responses relating to [***].

10.7                        Filing, Prosecution and Maintenance.  The Party that is responsible for filing hereunder a patent application that is within the Genmab Patent Rights, Joint Patent Rights or the GSK Patent Rights is termed the “Filing Party.”  Unless otherwise directed by the JPC, the Filing Party shall [***] and, within [***] of such filing, shall at a minimum, [***].  The Filing Party shall provide all draft patent applications to the other Party via the JPC sufficiently in advance of filing for the JPC to have the opportunity to comment thereon and shall proceed in accordance with the comments received from the JPC subject to Clause 25.3.  The Filing Party shall also promptly furnish the JPC with copies of all substantive communications between the Filing Party and applicable patent offices relating to such patent applications, and shall proceed in accordance with the comments received from the JPC when framing responses and submissions to such patent offices.  The Filing Party shall timely inform the JPC of any patent issuing or granting therefrom and shall also provide the JPC [***].

10.8                        Failure to File, Prosecute or Maintain Patent Rights.  If the Filing Party elects not to file in any country a patent application that is within the Genmab Patent Rights, Joint Patent Rights or GSK Patent Rights or intends to allow any patent or patent application that is within the Genmab Patent Rights, Joint Patent Rights or the GSK Patent Rights to lapse or become abandoned without having first filed a continuation or divisional application, then the Filing Party shall notify the other Party of such intention promptly upon making an election not to file and at least [***] prior to the date upon which such patent application or patent shall lapse or become abandoned upon making an election not to prosecute and maintain, and the other Party shall thereupon have the right, but not the obligation, to assume responsibility for the filing, prosecution and maintenance thereof.  If the other Party does so elect to pursue such filing or continue such support, then it shall notify the Filing Party of such election, and the Filing Party shall reasonably co-operate with the other Party in this regard, including, if applicable, executing such documents of transfer or assignment and performing such acts as may be reasonably necessary to preserve and transfer to the other Party all its right, title and interest to any [***]  The foregoing provisions shall not apply to the extent that [***]

10.9                        Patent Costs.  [***]

10.10                 Controlled Patents.  [***] have sole rights and responsibility for filing, prosecuting and maintaining the Controlled Patents.  [***] shall keep [***] updated regarding any new Controlled Patents or changes in the status of any existing Controlled Patents, promptly after [***] becomes aware of the same.  To the extent [***] has (or acquires) the rights under its agreements with its licensors to review and provide input on the filing, prosecution and maintenance of the Controlled Patents (as to which [***] make no representation that it has any such rights), [***] will use Commercially Reasonable Efforts to obtain permission from its licensors for [***] to participate in such review and input.

10.11                 Patent Marking.  GSK agrees to comply with any Laws relating to patent marking applicable in each country in which the Product is sold by GSK, its Affiliates and/or its sublicensees or distributors.

10.12                 No Further Rights.  Only the licences granted pursuant to the express terms of this Agreement shall be of any legal force or effort.  No other licence rights shall be granted by implication, estoppel or otherwise.

10.13                 Trademarks.

(A)                               Use of GSK Trademarks.  Nothing contained herein shall prevent GSK from using GSK Trademark(s) in connection with the packaging, marketing, promotion, distribution, sale and offering for sale of Product in the Territory, nor shall anything contained herein require GSK to use any of the Product Tradenames or the trademark “[***]”.

(B)                               Trademark Maintenance.  GSK will be responsible for registering and maintaining GSK Trademarks and Genmab will be responsible for registering and maintaining Product Tradenames until such time as they are assigned to GSK pursuant to Clause 8.1(L), and the [***] trademark, [***].

(C)                               Infringement.  The Parties will promptly notify each other upon learning of any actual, alleged or threatened infringement [***] or any unfair trade practices, trade dress imitation, passing off of counterfeit goods, or like offenses, or any such claims brought by a Third Party regarding the Product (hereinafter “Trademark Infringement”).  Upon learning of any Trademark Infringement, the Parties will [***].  [***] will have the exclusive right, [***], to bring or defend an action to address such Trademark Infringement with respect to [***] will have the exclusive right, [***] to bring or defend an action to address such Trademark Infringement with respect to [***].

(D)                               Trademark Usage.  [***] will not use the [***] trademark in a way that would be confusing or otherwise adversely affect its value.  [***] shall provide [***] with copies of any materials containing the [***] trademark prior to using or disseminating such materials [***], and provide [***] an opportunity to provide comments on the proper use of such trademark within [***] of receipt of such materials from [***].  [***] will consider in good faith [***] reasonable comments regarding use of the [***] trademark received within such period.  If [***] does not receive comments from [***] within such period, then [***] will be free to use or disseminate such materials without further input from [***].

11.                               Enforcement

11.1                        Notification of Infringement.  If either Party learns of any actual or threatened infringement or any attack on the validity or enforceability by a Third Party with respect to [***] or the [***] of [***], such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such events.

11.2                        Right to Enforce.  Subject to any provision of [***] to the contrary as it relates to any Controlled Patent, [***] shall have the first right, but not the obligation, [***] to prosecute infringement of or defend [***] Joint Collaboration Technology and Genmab Know-How, through making an appropriate claim and/or taking appropriate legal action (collectively, an “Action”) and to compromise or settle such Action; provided, however, that:

(A)                               [***] shall keep [***] fully informed about such Action and shall [***]

(B)                               [***] shall not [***], without the prior consent of [***];

(C)                               if [***] does not intend to [***] an Action, or [***] such an Action, it shall promptly inform [***]; and

(D)                               any recovery from an Action prosecuted by [***] or the compromise or settlement thereof shall belong to [***].

For the avoidance of doubt [***] shall retain all right to defend and enforce [***]

11.3                        [***] Right.  If (1) [***] informs [***] that it does not intend to prosecute an infringement Action in respect of [***], or (2) within [***] after notice of infringement [***] has not commenced an Action, or (3) if [***] thereafter [***] such Action and only if [***] has not informed [***] that [***] on the opinion of competent counsel (and where [***] is relying on such opinion, [***] will have a discussion with [***] concerning such opinion to the extent legally permitted to do so), then subject to any provision of [***] to the contrary as it relates to any Controlled Patent, [***] shall have the right, [***], upon notice to [***] to take appropriate action to enforce such [***], including initiating its own Action or taking over prosecution of any Action initiated by

[***].  In such event, [***] shall keep [***] fully informed about such Action and shall consult [***].  [***] shall provide all reasonable co-operation to [***] in connection with such Action, [***].  [***] shall not [***] prior written consent, [***]  Any recovery from an Action prosecuted by [***] or the compromise or settlement thereof shall belong to [***].

11.4                        Defence.  Where [***] has the right to defend any Action, if, within twenty (20) days after notice that a Third Party has commenced any Action to oppose, revoke, cancel or invalidate any Patent Rights, [***] does not confirm in writing to [***] that it intends to defend such Action or thereafter [***] such Action, and only if [***] does not inform [***] that it [***] on the opinion of competent counsel (and where [***] is relying on such opinion, [***] will have a discussion with [***] concerning such opinion to the extent legally permitted to do so), then [***] shall have the right, [***], upon notice to [***] to take appropriate action to defend the Action, including [***].  In such event, [***] shall keep [***] fully informed about such Action and shall [***].  [***] shall provide all reasonable co-operation to [***] in connection with such Action, [***].  [***] shall not [***] without [***] prior written consent, which consent shall not be unreasonably withheld or delayed.  Any recovery from an Action prosecuted by [***] or the compromise or settlement thereof shall belong to [***]

11.5                        Settlement with a Third Party Infringer.  Subject to the express provisions of this Clause, the Party that brings suit to enforce [***], shall also have the right to [***]; provided, however, that [***].

11.6                        Infringement Defence.  If a Third Party asserts or if either Party otherwise becomes aware, that a patent or other right owned by a Third Party may be infringed or misappropriated by the manufacture, use, sale, offer for sale or import of the Product then such Party shall promptly notify the other Party and the JPC shall discuss:  (i) [***] (ii) [***] (iii) [***] or (iv) [***].  The costs incurred by one or both of the Parties in connection with proceeding in accordance with any plan agreed upon by both Parties in accordance with Clause (iii) above (including the costs of [***]) will [***].

11.7                        Third Party Patent Licences.  If the JPC agrees pursuant to Clause 11.6 that it is advisable to [***] to manufacture, use, sell, offer for sale or import the Product, then [***] shall have the right to [***].  Subject to the foregoing, the provisions of Clauses 18.1 and 18.2 shall apply in respect of any such [***].  Notwithstanding the foregoing, if the JPC cannot agree on whether or not to obtain such [***], then the matter will be escalated to the JSC for resolution, and in the absence of JSC agreement, the matter will be decided in accordance with Clause 25.4; provided, that if it is decided [***] that obtaining [***] is reasonable to manufacture, use, sell, offer for sale or import the Product, then [***] will apply with respect to payments made thereunder, but if it is determined [***] that obtaining [***] is not reasonable, then [***] may still [***] in its sole discretion, but [***] will [***] for payments made under such [***] and such payments will [***].

11.8                        Patent Term Extensions.  The Parties shall co-operate with each other, as necessary and appropriate, in gaining patent term extensions (including those extensions available under Supplementary Protection Certificates from member states of the EU and other similar measures in any other country) wherever applicable to Genmab Patent Rights, Joint Patent Rights and GSK Patent Rights with respect to the Product.  The Parties shall use Commercially Reasonable Efforts to agree at the JPC upon a joint strategy relating to patent term extensions, but, in the absence of mutual agreement with respect to any extension issue in the Territory, the patent and/or the claims of the patent to be extended shall be selected on the basis of [***] of the patent in the relevant country or region.  All filings for such extensions shall be made by the Party which has the right to file the relevant Patent Rights pursuant to Clauses 10.5 and 10.6; provided, that if that Party elects not to file for an extension, it shall, in a timely manner, (i) inform the other Party of its intention not to file and (ii) grant the other Party the right to file for such extension.

12.                               Confidentiality

12.1                        Except to the extent authorised by this Agreement or otherwise agreed in writing, the Parties agree that the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any proprietary and confidential information and materials furnished to it by the disclosing Party pursuant to this Agreement (the, “Confidential Information”), except to the extent that it can be established by the receiving Party that such Confidential Information:

(A)                               was already known to the receiving Party or its Affiliates, other than under an obligation of confidentiality, at the time of disclosure by the disclosing Party;

(B)                               was generally available to the public or otherwise part of the public domain at the time of its disclosure by the disclosing Party;

(C)                               became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(D)                               was disclosed to the receiving Party or its Affiliates, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or

(E)                                was subsequently developed by the receiving Party or its Affiliates without use of the Confidential Information of the disclosing Party as demonstrated by competent written records.

12.2                        Genmab Know-How and Genmab Patents (before publication) shall be considered Confidential Information of Genmab.  GSK Know-How and GSK Patent Rights (before publication) shall be considered Confidential Information of GSK.  Neither Party shall make any public disclosure of any Confidential Information which comprises or contains any information which may form the subject matter of any future patent application before such patent application is made otherwise than with the prior written consent of the Filing Party.  In addition, all information disclosed or reports made at meetings of the MT, DT, CT, JPC or JSC are considered Confidential Information.

12.3                        Authorised Use and Disclosure.  Each Party shall maintain the Confidential Information of the other Party in confidence and may use Confidential Information of the other Party only in performance of its obligations under this Agreement.  Each Party may disclose such Confidential Information to its Affiliates, sublicensees, agents, consultants or other Third Parties who need to know such Confidential Information in connection with the performance of such Party’s obligations under this Agreement and who are under a written obligation of confidentiality and non-use at least substantially equivalent to the obligations of this Clause 12.  Each Party shall be liable for any unauthorised use or disclosure of Confidential Information by its employees, Affiliates, sublicensees, agents, consultants or other Third Parties to which it has disclosed or transferred such Confidential Information.

12.4                        Notwithstanding the above obligations of confidentiality and non-use, a Party may disclose information to the extent that such disclosure is reasonably necessary in connection with:

(A)                               filing or prosecuting patent applications, subject to the terms of Clause 12.2;

(B)                               prosecuting or defending litigation;

(C)                               conducting pre-clinical studies or Clinical Studies according to a Development Plan;

(D)                               seeking Regulatory Approval of the Product, including Regulatory Approval of a manufacturing facility for the Product;

(E)                                complying with applicable Laws, including securities Laws and the rules of any securities exchange or market on which a Party’s securities are listed or traded; or

(F)                                 [***] may disclose [***] Confidential Information to [***] or its assigns to the extent necessary to comply with [***] obligations under the [***] (including with respect to the grant of sublicenses and reporting of activities) or to demonstrate that it is complying with such obligations or that any event has occurred which has relevance under such licences.

In making any disclosures set forth in Clauses 12.4(A) - 12.4(F) above, the disclosing Party shall, except where impracticable for necessary disclosures (as in the event of medical emergency), give such advance notice to the other Party of such disclosure requirement as is reasonable under the circumstances and, except to the extent inappropriate (as in the case of patent applications), will use its Commercially Reasonable Efforts to co-operate with the other Party in order to secure confidential treatment of such Confidential Information required to be disclosed.

12.5                        Survival.  This Clause 12 shall survive the termination or expiration of this Agreement for a period of [***] years (except that, in the case of Confidential Information disclosed by [***] and identified by [***] as being Confidential Information which has been furnished by [***] or its Affiliates pursuant to [***], [***] shall hold such Confidential Information in confidence during the Term and thereafter until the later of (i) the date which is [***] years after the end of the Term, or (ii) the date which is [***] years after the end of the term of [***].

13.                               Publications.

13.1                        General.  Following the establishment of the initial strategy described in Clause 13.2, each Party agrees that the Parties’ personnel involved in the collaboration, together or with other authors, shall be permitted to present at symposia, national or regional professional meetings and to publish in journals the research and development conducted pursuant to the collaboration in accordance with the publication strategy developed from time to time by the DT and, if applicable, the CT and in accordance with the review process of this Clause 13.

13.2                        Publications Strategy.  Within [***] following the Closing Date, the DT shall approve a strategy for the publication or presentation of the results of pre-clinical studies or Clinical Studies of the Product.  Once Regulatory Approval for the Product has been received in [***] or [***] and Genmab has exercised its Option with respect thereto, the CT, in consultation with the DT, shall jointly approve a strategy for publications or presentations with respect to the Product in [***] or [***], as the case may be.

13.3                        Prior Review.  Except as required by Law, each Party agrees that it shall publish or present the results of any pre-clinical studies or Clinical Studies identified pursuant to the strategy approved by the DT and, if applicable, the CT, only following prior review and approval by the other Party, in accordance with the following provisions of this Clause 13.3.  Each Party, as applicable, shall provide to the other Party the opportunity to review proposed abstracts, manuscripts or presentations (including information to be presented verbally) at least [***] prior to their presentation or intended submission for publication.  During such [***] period, such other Party shall have the right to (i) require the deletion from such proposed abstract, manuscript or presentation, prior to its publication or presentation, of any of such other Party’s Confidential Information and (ii) seek appropriate patent protection or other intellectual property protection for any material in such abstract, manuscript or presentation which it believes is patentable.  If paragraph (ii) above applies, the non-publishing Party may request a delay, and the publishing Party shall delay such publication or presentation, for a period not exceeding [***], to permit the timely preparation and filing of a patent application or other intellectual property protection on the information at issue.

13.4                        GSK Clinical Trials Registry.  Subject to compliance with Clause 13.3, GSK shall be permitted to publish the protocols for, and summaries of the results of, Clinical Studies conducted by either Party with respect to the Product on the publicly accessible clinical trials registries maintained by GSK or its Affiliates.

13.5                        Subsequent Disclosures.  Notwithstanding the foregoing, the provisions of Clause 13.3 shall not apply to subsequent publications or presentations of substantially the same subject matter that was previously reviewed under Clause 13.3, provided that the disclosing Party provides prior written notice of any such subsequent publication or presentation to the other Party, and such publications or presentations are in accordance with the strategy approved by the DT and, if applicable, the CT for such publications or presentations.

13.6                        Third Parties.  Each of the Parties will require its Affiliates and sublicensees to comply with publication and presentation restrictions compatible with those set forth herein.  Each of the Parties will also use Commercially Reasonable Efforts to require any other Third Party agents who are participating in the collaboration to comply with such publication and presentation restrictions.

14.                               [***]

14.1                        [***] Agreement.  Each Party acknowledges that the [***], under certain circumstances, prohibits [***] from granting certain [***] to the same [***], whether by licence or sublicence, under certain Licensed Technology to [***].  Accordingly [***] will, at the request of [***], exercise its rights under [***] to require [***] to enter into a “[***] Agreement” with [***] and [***] under such Licensed Technology with respect to Product [***].  The Parties further acknowledge that the exercise by [***] sublicensees of [***] rights to Product may require the grant of additional [***] Agreements.  So long as the [***] is in effect, [***] shall not have more than one Product comprising [***] if that would violate the terms of the then applicable provisions of the [***] or the aforementioned [***] Agreement between [***] and [***], if any, whichever is applicable, to the extent that such is applicable to Product (if at all).

14.2                        Continuation of Obligations to [***].  Notwithstanding that certain Licensed Technology may be [***] sublicensed for certain purposes from [***] to [***] or its sublicensees as contemplated in this Agreement, all performance obligations owed by [***] and its sublicensees under this Agreement, including obligations with respect to the Development and Commercialisation of Product and the payment of amounts owing under this Agreement, shall continue to be owed to [***] and apply to such Licensed Technology as though such Licensed Technology were sublicensed for such purposes by [***] to [***] under this Agreement and not [***] sublicensed by [***] to [***].

15.                               UniBody Option

15.1                        Option.  Subject to Clauses 15.2 and 15.3, GSK has the exclusive right, but not the obligation, at any time during the Term of the Agreement, to request that Genmab generate a CD20 UniBody based on HuMax-CD20 or any of the Backup Antibody Candidates or Additional Products, and create a CD20 UniBody-[***] thereof.  Genmab will then use its Commercially Reasonable Efforts to generate and create such CD20 UniBody-[***].  For the avoidance of doubt, and in accordance with Clause 21.4(B), Genmab will not, during the Term of the Agreement, generate a CD20 UniBody for the benefit of any Third Party.

15.2                        Costs.  The Parties agree that all of Genmab’s costs, including FTE Costs and Out of Pocket Expenses, incurred in respect of Genmab’s development of a CD20 UniBody for GSK as described in Clause 15.1 shall be deemed to be Development Costs.

15.3                        Licence and Royalty Uplift.  If Genmab successfully develops a CD20 UniBody pursuant to Clause 15.1, Genmab will provide such CD20 UniBody to GSK and thereafter the UniBody Technology Rights shall be deemed to be part of the Genmab Licensed Rights, subject to the UniBody Royalty Uplift.

SECTION C:  FINANCIAL PROVISIONS

16.                               Payments, milestones

16.1                        Equity Purchase.  Pursuant to the terms and conditions of the Securities Purchase Agreement between the Parties dated of even date herewith, GSK will purchase Shares (as defined in the Securities Purchase Agreement) from Genmab.

16.2                        Up-front Payments.  In partial consideration for the licences granted to GSK by Genmab under this Agreement, [***] after the Closing Date and upon receipt of an invoice from Genmab, GSK shall pay, or cause to be paid to Genmab, Five Hundred Eighty One Million and Six Hundred and Forty Thousand Danish Kroners (581,640,000 DKK).

16.3                        Milestone Payments.  GSK will pay, or cause to be paid, each of the following nonrefundable, non-creditable payments to Genmab upon achievement of each of the following events with respect to the Product:

Event	Milestone Payment
Oncology Development Milestones
[***]	[***]
Non-oncology Development Milestones
[***]	[***]

Sales Milestones
[***]	[***]

GSK will give Genmab prompt written notification of the occurrence of any milestone, but in no event will such notice be given to Genmab later than [***] Business Days after GSK becomes aware of the achievement of any milestone.  The milestone payments set forth above will be made within [***] days after the date GSK notifies Genmab of the achievement of a milestone; provided that if Genmab becomes aware of the genuine achievement of a milestone prior to GSK’s notice, Genmab may issue an invoice at that time which is related to the genuine achievement of the relevant milestone and the relevant milestone payment set forth above will be made within [***] days after the date Genmab provides such notice to GSK.  Unless otherwise provided herein, no payment will be made for any milestone that is not achieved.  If the JSC decides to cancel any of the Clinical Studies defined in the tables above for which one or more milestones has/have not yet been achieved, and replaces such Clinical Study by a different Clinical Study (“replacement Clinical Study”) of the same phase for the same indication, then the payment payable for achievement of any such milestone shall be payable when it is achieved by that replacement Clinical Study.

17.                               Royalties

17.1                        During the Royalty Term (as defined below), in partial consideration for the rights and licenses granted to GSK by Genmab hereunder, GSK will make royalty payments to Genmab as described in this Clause 17.1 and furnish Genmab with royalty calculation reports as described in Clause 19.3 below.  Royalties due on Net Sales of Product in accordance with this Clause 17.1 will be paid on a country-by-country basis, commencing on the date of the First Commercial Sale in such country and expiring on the date when GSK is no longer selling the Product in such country subject to Clause 17.2 below (the “Royalty Term”).  The royalty rate applicable on such Net Sales in a given Calendar Year shall be applied in accordance with the following:

[***]

in each case subject to the [***] Royalty Uplift where applicable.  Notwithstanding the foregoing, it is understood that the term “Net Sales throughout the Territory” as used in this provision does not include Net Sales in countries where Clause 17.2 applies.

17.2                        Royalty Reduction for Significant Competition.  Where in any country the Product is subject to Significant Competition, then the rate of royalty payable on Net Sales within that country shall be [***] percent [***] of those rates indicated in Clause 17.1.

17.3                        Exchange Rate.  Net Sales as reported in the GSK Group Reporting System and published accounts will be converted into DKK using average exchange rates.  The current method uses spot exchange rates sourced from Reuters/Bloomberg and if changed by mutual agreement of the Parties, GSK will notify Genmab of the revised method in advance of it being applied.  The average exchange rates shall be calculated on a Calendar Quarterly basis as the average spot rates for a particular Calendar Quarter.  All payments made by GSK to Genmab under this Agreement shall be in DKK.

17.4                        [***].  As full and complete consideration for the grant of the sub-sublicence under the [***], any royalty as well as any milestones which [***] is required to pay (being an amount equal to [***] percent [***] of [***] Net Sales of Product if such Product falls within the scope of “Product” for which royalties are payable by [***] pursuant to the [***] and for the applicable term set forth in the [***] for the payment of such royalties) shall be Shared Expenses.

17.5                        [***].  As full and complete consideration for the grant of the sublicence under the Controlled Patents, any and all royalties and milestone payments due to be paid by [***] to [***] under the [***] for or arising in respect of or due to sales of the Product shall be Shared Expenses.

17.6                        [***].  As full and complete consideration for the grant of the sublicence under the [***], any and all royalties and milestone payments due to be paid by [***] to [***] under the [***] for or arising in respect of or due on either the granting of such sublicence or to sales of the Product shall be Shared Expenses.

17.7                        [***].  As full and complete consideration for the grant of the sublicence under the [***], any milestone payment or annual maintenance payments due to be paid by [***] to [***] under the [***] for or arising in respect of or due on the granting of such sublicence shall be Shared Expenses.

17.8                        No Deduction.  Except as provided in Clause 18.2, GSK shall not be entitled to make any deduction from the royalties payable to Genmab hereunder.

18.                               Adverse Patents and Other Intellectual Property Rights.

18.1                        Licenses of Third-Party Intellectual Property.  Where the JPC or JSC determines pursuant to Clause 11.7 that a licence of any Patent Rights or other intellectual property rights owned or controlled by Third Parties is necessary for Commercialisation, royalties or other payments payable under such licences shall be Shared Expenses and reconciled pursuant to Clause 20.4, save that Clause 18.2 shall apply to the extent possible in respect of royalties so payable.  However, before obtaining any licence to a Third Party Patent Right, the JPC will discuss whether the Parties should approach the Third Party together for this purpose.

18.2                        Third Party Patent Royalty Offset.  If the JPC or JSC determines pursuant to Clause 11.7 that a licence under a Third Party Patent Right is necessary for Commercialisation of the Product in a country pursuant to Clause 18.1, then:

(A)                               Subject to Clause 18.2(B), GSK shall be entitled to deduct [***] percent [***] of any royalties paid by GSK, its Affiliates or sublicensees to such Third Party pursuant to such licence against the royalties owed to Genmab based on the Net Sales of the Product in that country; provided, however, that any amount that has not been so deducted in a particular Calendar Quarter may be deducted from royalties due in subsequent Calendar Quarters.

(B)                               Notwithstanding the foregoing, the deductions permitted in Clause 18.2(A) shall not cause the royalty rate payable on Net Sales to Genmab to be lower than [***] percent [***] of those relevant Net Sales (or [***] percent [***] of the relevant Net Sales where the operation of Clause 17.2 also applies), regardless of the total amount of such Net Sales.  Subject to the foregoing, any amount that has not been effectively deducted pursuant Clause 18.2(A) for whatever reason in a particular Calendar Quarter may be rolled over into subsequent Calendar Quarters until the full amount has been fully credited against royalties due in subsequent Calendar Quarters.

(C)                               Any other payments required to be made under any license to Third Party Patent Rights such as, but not limited to, license fees and milestones, (but not including any royalties incapable of deduction pursuant to Clause 18.2(A) due to the operation of Clause 18.2(B)) shall be Shared Expenses for the purposes of Clause 20.4.

19.                               Other provisions relating to payments

19.1                        Invoices.  All invoices provided to GSK hereunder should include the payee’s bank details and Genmab’s contact name for issue resolution, and be sent to Corporate Accounting and Licensing at GSK.  Additional details regarding the method of sending invoices to GSK, contact names and addresses will be provided to Genmab by GSK upon execution of this Agreement.

19.2                        Royalty Rate Application.  The royalty rates set forth above in Clause 17.1 are meant to be applied in turn and are not meant to be exclusive of each other.  By way of example, if Net Sales of the Product equal [***] DKK in a Calendar Year, then the royalty rate payable on the first [***] DKK of Net Sales of the Product will be [***] percent [***] the royalty rate on the next [***] DKK will be [***] percent [***] the royalty rate payable on the next [***] DKK will be [***] percent [***] the royalty rate payable on the next [***] DKK will be [***] percent [***] and the royalty rate payable on the remaining [***] DKK will be [***] percent [***] for a total payment of [***] DKK for the Net Sales of the Product in such Calendar Year.

19.3                        Single Royalty.  Save as provided expressly herein, nothing shall obligate GSK and/or its Affiliates or its sublicensees to pay or cause to be paid to Genmab more than one royalty on any unit of Product, irrespective of how many Licensed Patents may cover such Product.

19.4                        Payments Pursuant to [***] License.  All amounts due pursuant to Clause 17.4 of this Agreement shall be paid by or on behalf of GSK free and clear of and without deduction or deferment in respect of any withholding of taxes or any other demand, set-off, counterclaim or other dispute.  Where such amounts due to be paid by or on behalf of GSK hereunder are subject to taxes by way of withholding or similar taxes, GSK shall be obliged to pay to Genmab such additional amount as would ensure that after any such deductions or withholdings have been made by GSK or its Affiliates or sublicensees Genmab receives a sum equal to the amount that it would otherwise have received in the absence of any such deductions or withholdings.  In such circumstances, the Parties shall do all such lawful acts and things and sign all such lawful deeds and documents as either Party may reasonably request from the other Party to enable Genmab and GSK or its Affiliates or sublicensees to take advantage of any applicable legal provision or any double taxation treaties with the object of paying the sums due to Genmab hereunder without withholding or deducting any tax.

19.5                        Royalty Report by GSK.  During the term of this Agreement following the First Commercial Sale of a Product, GSK shall furnish to Genmab the following quarterly written reports:

(A)                               within [***] days after the end of each Calendar Quarter, a report showing the (i) the estimated Net Sales of each Product in each country in the world during the reporting period; (ii) the estimated royalties payable under this Agreement on account of those estimated Net Sales and the basis for calculating those estimated royalties; and (iii) the exchange rates and other methodology used in converting into DKK, from the currencies in which sales were made, any payments due which are based on estimated Net Sales.

(B)                               within [***] days after the end of each Calendar Quarter, a report showing (i) the Net Sales of each Product in each country in the world during the reporting period; (ii) the royalties payable under this Agreement on account of those Net Sales and the basis for calculating those royalties; (iii) the exchange rates and other methodology used in converting into DKK, from the currencies in which sales were made, any payments due which are based on Net Sales; and (iv) dispositions of Product other than pursuant to sale for cash.

(C)                               Such reports shall be considered Confidential Information of GSK, subject to the terms and conditions of Clause 12.  Simultaneous with the delivery of the report described in Clause 19.5(B) above, GSK shall pay, or cause to be paid, to Genmab at such place as Genmab may from time to time designate, all royalties earned pursuant to Clause 17.1 in the preceding Calendar Quarter.  All such payments shall be made in DKK.

19.6                        Royalty Report Pursuant to [***].  Within [***] days of the end of each Relevant Year (as defined in Clause 19.7) during which royalties are payable pursuant to Clause 17.4 with respect to Product (including, for each Product in each country, the [***] day period following the end of the Relevant Year in which the obligation to pay royalties pursuant to Clause 17.4 with respect to such Product in such country terminates), GSK shall deliver to Genmab a written report which shall include the following:  (i) quantities of Product manufactured and sold, on a country-by-country, Product-by-Product basis; (ii) total billings for Product sold (including Product sold on a non-profit basis); (iii) deductions applicable as provided in the definition of [***] Net Sales; and (iv) total royalties due pursuant to Clause 17.4.  Such report shall be deemed to be “Confidential Information” of GSK subject to the terms and conditions of Clause 12.

19.7                        Relevant Year.  For the purposes of this Agreement, “Relevant Year” means the financial year of [***], which is January 1st to December 31st as of the Execution Date.  If the financial year of [***] changes from time to time during the Term, then the Relevant Year shall be changed from time to time accordingly upon [***] receipt of notice of such change from [***].  However, if [***] and [***] agree in writing that any royalties payable by [***] to [***] with respect to the sale, transfer or other disposal by [***], its

Affiliates or sublicensees of Product hereunder may be paid by [***] to [***] and by [***] to [***] on a Calendar Year-by-Calendar Year basis instead of on a [***] financial year-by-[***] financial year basis, then the Relevant Year for the Term shall be January 1st to December 31st upon [***] receipt of notice of such agreement from [***].

20.                               Records

20.1                        Record Retention:  Royalties.  Both GSK and Genmab shall maintain (and shall procure that their Affiliates and sublicensees maintain) accurate books and records which enable the verification of the calculation of royalties payable hereunder, and of royalties payable by [***] to [***] under the [***] with respect to the sale by GSK, its Affiliates or sublicensees of Product.  Both Genmab and GSK shall retain (and shall procure that their Affiliates and sublicensees retain) the books and records for each quarterly period for [***] after the submission of the corresponding report under Clause 19.5 or 19.6.

20.2                        Audit.  Upon [***] prior notice from either Party, independent accountants selected by that Party (the “Auditing Party”), and approved by the other Party (the “Recording Party”), with such approval not to be unreasonably withheld or delayed, may have access to the books and records of Recording Party or its Affiliates and sublicensees during normal business hours to conduct a review or audit for the purpose of verifying the accuracy of the Recording Party’s, its Affiliates’ and sublicensees’ payments pursuant to this Agreement.  Such review or audit shall not be conducted more frequently than [***] in any Calendar Year, unless any review or audit performed under this Clause shall indicate that any under payment hereunder by more than [***] percent [***] for any Calendar Year.  Genmab and GSK shall mutually determine a general strategy for such review or audit in advance of its conduct.  Said accountants shall not disclose to the Auditing Party any information except that which should properly be contained in a royalty report required under this Agreement.  The Recording Party shall receive a copy of any report issued by the auditors concurrently with receipt by the Auditing Party.  All information contained in any such report shall be deemed to be “Confidential Information” of the Recording Party, subject to the terms and conditions of Clause 12 hereof.  If any review or audit performed under this Clause shall indicate that any payment due hereunder was underpaid, the Recording Party shall promptly pay to the Auditing Party the amount of such underpayment, together with interest thereon from the date such underpayment was due, at the annual rate of [***] percent [***] per annum above the Denmark National Bank’s Official discount rate, assessed from the thirty-first (31st) day after the due date of the payment.  If any review or audit performed under this Clause shall indicate that any payment due hereunder was overpaid, the Auditing Party shall promptly pay to the Recording Party the amount of such overpayment.  If any review or audit performed under this Clause shall indicate that any underpayment hereunder by more than [***] percent [***] for any Calendar Year, the Recording Party shall pay the cost of such audit.

20.3                        [***] Audit.  Upon [***] prior notice from [***], independent accountants selected by [***] may have access to the books and records of GSK or its Affiliates and sublicensees during normal business hours to conduct a review or audit for the purpose of verifying the accuracy of [***] payments to [***] with respect to the sale by GSK, its Affiliates and sublicensees of Product and compliance by [***] with the [***] with respect to such payments.  If any audit performed under this Clause shall indicate that any payment due from [***] to [***] or from [***] to [***] was underpaid by more than [***] percent [***] due to non-compliance by GSK, its Affiliates or sublicensees with this Agreement, [***] shall pay the costs of the inspection but [***] shall be responsible to [***] for paying such underpayment, and [***] shall promptly reimburse such underpayment to [***] and pay to [***] interest on such underpayment from the date such amount(s) were due from [***] to [***], at the prime rate reported by the Chase Manhattan Bank, New York, New York plus [***] percent [***], to defray any interest on such underpayment that [***] may be obliged to pay [***].  Notwithstanding the foregoing, [***] will, upon [***] request, make available to [***] any records or report of any audit which [***] has performed and will use its Commercially Reasonable Efforts to cause [***] to accept the same in place of performing its own audit.  For the avoidance of doubt, if [***] discovers an underpayment of any amounts due from [***] to [***] through no fault of [***], then [***] will not pay the costs of the inspection.

20.4                        Financial Reconciliation.  Within [***] days after the end of each Calendar Quarter, the Parties shall prepare a reconciliation report for such Calendar Quarter (the “Reconciliation Report”).  The Reconciliation Report shall set forth, in reasonable detail, the following:

(A)                               a statement of each Party’s incurred portion of the Shared Expenses (such portion, a Party’s “Incurred Shared Expenses”);

(B)                               a statement of total Shared Expenses, calculated by adding each Party’s Incurred Shared Expenses (the “Total Shared Expenses”);

(C)                               a calculation for each Party of an amount equal to [***] percent [***] of the Total Shared Expenses less such Party’s Incurred Shared Expenses (such Party’s “Differential Expense”);

(D)                               a statement of any amount (the “Reconciliation Payment”) owed by one Party to the other Party so that the Parties effectively share equally the Shared Expenses for that Calendar Quarter.

20.5                        Payment.  Within [***] days after preparation of a Reconciliation Report, GSK or Genmab, as the case may be, shall pay the Reconciliation Payment to the other Party.

20.6                        Manner of Payments.  All sums due to Genmab or GSK hereunder shall be payable by bank wire transfer in immediately available funds to such bank account(s) as Genmab and GSK, respectively, shall designate from time to time.  Each Party shall endeavour to notify the other Party as to the date and amount of any such wire transfer to the other Party at least [***] Business Days prior to such transfer, but in no event later than [***] of such transfer.

20.7                        Interest on Late Payments.  If a Party shall fail to make a payment pursuant to this Agreement when due, any such late payment shall bear interest, to the extent not prohibited by Law, at the annual rate of [***] percent [***] per annum above the Denmark National Bank’s Official discount rate, effective for the first date on which payment was delinquent and calculated on the number of days such payment is overdue or, if such rate is not regularly published, as published in such source as the Parties agree.

20.8                        Withholding Taxes.  Save as provided to the contrary in this Agreement, any taxes, levies or other duties paid or required to be withheld or deducted under the appropriate Laws by one of the Parties on account of monies payable to the other Party under this Agreement shall be deducted from the amount of monies otherwise payable to the other Party under this Agreement.  The withholding Party shall secure and send to the other Party within a reasonable period of time proof of any such taxes, levies or other duties paid or required to be withheld by the withholding Party for the benefit of the other Party.  The Parties shall co-operate reasonably with each other to ensure that any amounts required to be withheld by either Party are reduced in an amount to the fullest extent permitted by Law.  Any interest, penalties or other charges imposed by a governmental authority as a result of a failure by the withholding party to pay such taxes, levies or other duties shall be the responsibility of the withholding party.  The other Party will give the withholding Party any information necessary to determine such taxes, levies or other duties.  No deduction shall be made, or a reduced amount shall be deducted, if the other Party furnishes a document from the appropriate governmental authorities to the withholding Party certifying that the payments are exempt from such taxes, levies or other duties or subject to reduced tax rates, according to the applicable convention for the avoidance of double taxation.

20.9                        VAT.  All sums payable under or pursuant to this Agreement are exclusive of VAT.  Accordingly, where any taxable supply for VAT purposes is made under or in connection with this Agreement by one Party to the other, the recipient of that supply shall, in addition to any payment for that supply, pay to the supplier such VAT as is chargeable in respect of the supply at the same time as payment is due or in any other case when demanded by the supplier.

SECTION D:  OTHER PROVISIONS

21.                               Warranties

21.1                        Disclaimer.  EXCEPT AS EXPRESSLY PROVIDED HEREIN, BOTH PARTIES DISCLAIM ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF COMMERCIAL UTILITY, MERCHANTABILITY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OR SCOPE OF GENMAB PATENT RIGHTS, GSK PATENT RIGHTS OR NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

21.2                        Mutual Warranties.  Each Party warrants to the other as at the Execution Date and covenants that:

(A)                               This Agreement has been duly executed and delivered by such Party and constitutes the valid and binding obligation of such Party, enforceable against that Party in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganisation, moratorium and other Laws relating to or affecting creditors’ rights generally and by general equitable principles.  The execution, delivery and performance of this Agreement have been duly authorised by all necessary action on the part of such Party and its officers and directors.  The execution, delivery and performance of this Agreement does not breach, violate, contravene or constitute a default under any contracts, arrangements or commitments to which such Party is a party or by which it is bound nor does the execution, delivery and performance of this Agreement by such Party violate any Law of any court, governmental body or administrative or other agency having authority over it; and

(B)                               Such Party has the right, power and authority to execute, deliver and perform this Agreement, including making the grant of rights described in this Agreement and that it has not and will not enter into any contract, arrangement or commitment in the future which conflicts with or violates any term or provision of this Agreement.

21.3                        Genmab Warranties.  Genmab further warrants to GSK that as of the Execution Date:

(A)                               The patent applications and patents listed on Exhibit 1 (“Controlled Patents”) hereto are all patent applications and patents Controlled by Genmab or its Affiliates as of the Execution Date that.  are directly related to the manufacture, use, sale, offer for sale or import of the Product in the Territory;

(B)                               [***]

(C)                               To the best of Genmab’s knowledge, and subject to the terms of this Agreement, the manufacture, import, use, offer to sell or sale of Product will not infringe or misappropriate any existing intellectual property rights of Genmab or its Affiliates other than the Licensed Technology; provided, however, GSK acknowledges that the foregoing warranty shall not apply to [***];

(D)                               Except as already disclosed, Genmab has not received written notice from a Third Party claiming that a patent owned by such Third Party would be infringed by the manufacture, use, sale, offer for sale or import of the Product in the Territory, and no Third Party has threatened in writing to make any such claim;

(E)                                All material information and data owned or Controlled by Genmab required for GSK to evaluate the safety of the Product has been disclosed to GSK.  Nothing has come to the attention of Genmab that indicates the existence of any material side effect, carcinogenicity effect, adverse effect, or any instances of deleterious physical effects or reactions resulting from, or alleged to result from HuMax-CD20 that has not been previously disclosed to GSK, and all data provided to GSK is, so far as Genmab is aware, accurate and has not been fraudulently obtained or misrepresented.

(F)                                 Genmab has not received as of the Execution Date any notice of any existing or threatened actions, suits or other proceedings pending against it with respect to the Genmab Licensed Technology (other than patent office actions or the actions of any Regulatory Authority), that have not already been disclosed to GSK;

(G)                               It has not granted, and will not grant during the term of this Agreement, any right, license or interest in or to the Genmab Licensed Technology, including any further licenses to Controlled Patent Rights, that is in conflict with the rights or licenses granted to Licensee under this Agreement;

(H)                              It has obtained (or has the contractual right to obtain) the assignment of all interests and all rights of any and all Genmab employees (and, so far as it is aware, all other Third Parties) with respect to the Genmab Patent Rights and Genmab Know-How owned by Genmab;

(I)                                   It is not aware of any facts from which it could reasonably conclude that the use of the Genmab Know-How by GSK as contemplated under this Agreement would constitute a misappropriation of a Third Party’s trade secrets;

(J)                                   It has taken all reasonable measures to protect the confidentiality of the Genmab Licensed Technology that is Confidential Information and will continue to take such measures with respect to all Licensed Technology during the term of the Agreement;

(K)                               [***] Technology is not a prerequisite in order to make, have made, use, sell, offer for sale or import a Product comprising HuMax-CD20; and

(L)                                [***]

21.4                        Covenants.

(A)                               [***] covenants to [***] that, without the prior written consent of [***] (such consent not to be unreasonably withheld or delayed), [***] shall not amend, or take any action that would alter or terminate, any of its rights under the [***], the [***], [***], [***] or [***] in any manner that would materially and adversely affect [***] rights and benefits under this Agreement.  [***] shall promptly notify [***] of any termination or amendment of the [***], the [***], [***], [***] or [***] that materially and adversely affects [***] rights and benefits under this Agreement; and

(B)                               Genmab and GSK each covenants to the other that, during the Term, and other than pursuant to this Agreement, it and its Affiliates shall not Develop or Commercialise (including by way of Co-Promotion), for its own account or on behalf of or in collaboration with any Third Parties, a [***] save that [***] may Develop and Commercialise, on its own or through a Third Party, [***] in its sole discretion.  For the avoidance of doubt, the foregoing non-compete provision prohibits Genmab from authorising a Third Party through license or otherwise, to use Genmab Licensed Technology to develop or commercialize [***]

(C)                               Notwithstanding anything contained in this Clause 21.4, nothing herein shall preclude or restrict [***], or any of its Affiliates, in any way from [***] (hereinafter, the actions referred to in (i), (ii), and (iii) of this Section 21.4(C) are collectively referred to as “Merger” or “Merging”).

(1)                                 The term “Business Entity” as used in this Clause 21.4(C) means any corporation, firm, partnership or other entity, which, at the time of such Merger, is [***].

(2)                                 In the event that [***] or any of its Affiliates Merges with a Business Entity during the Term:

(a)                                 [***]

(b)                                 [***] and

(c)                                  [***]

(D)                               [***] will comply in all material respects with the terms of [***], the [***], [***] and [***] for the applicable term of each such agreement, or until such time as the novation of such agreement to [***] is complete, if applicable.

(E)                                GSK in its capacity as sublicense will comply in all material respects as required by the terms of this Agreement with the terms of [***], the [***], [***] and [***] (until, if applicable, such time as the novation of such agreement to [***] is complete), to the extent that such terms are related to [***] rights and obligations with respect to the Product hereunder.

(F)                                 As soon as possible after the Execution Date, Genmab shall use its Commercially Reasonable Efforts to ensure that (i) [***] and (ii) Genmab provides GSK with a complete copy of the Genmab Listed Know-How, to be attached hereto as Exhibit 4 to this Agreement.

(G)                               As soon as possible after the Execution Date, Genmab and GSK shall each use its Commercially Reasonable Efforts to ensure that a mutually acceptable Pharmacovigilance Agreement has been entered into by the Parties.

22.                               Liability

22.1                        Cap on Liability.  The aggregate liability of each Party under this Agreement, including the indemnities contained in Clause 23.1 shall be limited in respect of acts and omissions occurring during each Calendar Year to [***] dollars [***]; provided, that such annual cap on liability will not apply to a Party’s breach of the representations and warranties contained in this Agreement.

22.2                        Limitation of Liability.  NEITHER THE PARTIES NOR ANY OF THEIR AFFILIATES SHALL BE LIABLE TO EACH OTHER UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RESULTING FROM THIS AGREEMENT.  THE FOREGOING SENTENCE SHALL NOT LIMIT THE OBLIGATIONS OF EITHER PARTY TO INDEMNIFY THE OTHER PARTY FROM AND AGAINST THIRD PARTY CLAIMS UNDER CLAUSES 23 AND 24.

23.                               Indemnification.

23.1                        Mutual Indemnification.  Each Party shall indemnify, defend and hold harmless the other Party and its Affiliates, and their respective directors, officers, employees and agents (each, an “Indemnified Party”), from and against all losses, liabilities, damages, settlements, claims, actions, suits, penalties, fines, costs or expenses (including reasonable attorneys’ fees, experts’ fees and other costs of investigation or defence at any stage of the proceedings) to the extent relating to a Third Party claim, action or demand (any of the foregoing, a “Loss”) arising out of or resulting from:

(A)                               the negligence, recklessness or intentional acts or omissions of the indemnifying Party or its Affiliates, and their respective directors, officers, employees and agents with respect to this Agreement and the transactions contemplated hereby; and;

(B)                               any breach of a representation or warranty of the indemnifying Party hereunder;

except to the extent such Third Party claim, action or demand set forth in (A) — (B) above arose or resulted from the negligence, recklessness or intentional acts or omissions of the Indemnified Party or its Affiliates, and their respective directors, officers, employees and agents or the breach of any of the Indemnified Party’s warranties in this Agreement.

23.2                        Genmab Indemnification.  Genmab shall indemnify, defend and hold harmless GSK and GSK’s Indemnified Parties from and against all Losses arising out of or resulting from the negligence, recklessness or intentional acts or omissions of Genmab or its Affiliates, and their respective directors, officers, employees and agents with respect to any aspect of the making, having made, use or sale of Product prior to the Closing Date.

23.3                        Process.  In the event that an Indemnified Party seeks indemnification under this Clause 23, such Indemnified Party shall:  (i) give prompt notice to the indemnifying Party of any such claim, action or demand; (ii) permit the indemnifying Party to assume direction and control of the defence of such claim, action or demand (including decisions regarding its settlement or other disposition, which may be made in the indemnifying Party’s sole discretion except as otherwise provided herein); (iii) assist the indemnifying Party at the indemnifying Party’s expense in defending such claim, action or demand; and (iv) not compromise or settle such claim, action or demand without the indemnifying Party’s prior written consent, which shall not be unreasonably withheld or delayed.  The Indemnified Party may participate in the defence of such claim, action or demand through counsel of its choice, but the reasonable cost of such counsel shall be borne solely by the Indemnified Party.  Except with the approval of the Indemnified Party, which approval shall not be unreasonably withheld or delayed, the indemnifying Party shall not consent to entry of any judgment or enter into any settlement which (i) would result in injunctive or other relief being imposed against an Indemnified Party; or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to all applicable Indemnified Parties of a release from all liability in respect to such claim or litigation.  If an Indemnified Party in good faith determines that such Party may have available to it one or more defences or counterclaims that are inconsistent with one or more of those defences or counterclaims that may be available to the indemnifying Party in respect of any claim, action or demand, then the Indemnified Party shall have the right at all times to assume control over the defence or settlement of any such claim, action or demand at the indemnifying Party’s cost and expense; provided, however, that if the Indemnified Party does so assume control, then the Indemnified Party shall not consent to entry of any judgment or enter into any settlement without the consent of the indemnifying Party, which consent shall not to be unreasonably withheld or delayed.  Third Party claims, actions or demands subject to the indemnification, defence and hold harmless obligations hereunder shall not include any claims, actions or demands asserted by any agent or sublicensee of the Indemnified Party.

24.                               Insurance.

24.1                        Immediately upon [***] in the Territory after the Closing Date, and for the remainder of the Term and for [***] thereafter, each of the Parties shall obtain and maintain, at its sole cost and expense, product liability and clinical trials insurance (including any self-insured arrangements) in amounts that are reasonable and customary in the international pharmaceutical and biotechnology industry for companies engaged in comparable activities; provided, that the requirement for Genmab to obtain product liability insurance will apply only if Genmab exercises its Option in accordance with Clause 5.2.  GSK’s insurance shall be primary to the insurance owned, secured or put in place by Genmab.  It is understood and agreed that this insurance shall not be construed to limit either Party’s liability with respect to its indemnification obligations hereunder.  The Parties will, except to the extent self insured, provide to the other Party upon request a certificate evidencing the insurance required to be obtained and kept in force under this Clause.  Such certificate will provide that such insurance will not expire or be cancelled or modified without at least [***] days’ prior notice to the other Party.

25.                               Dispute Resolution

25.1                        Objective.  It is the objective of the Parties to establish procedures to facilitate the resolution of disputes (“Disputes”) occurring with respect to this Agreement in an expedient manner by mutual co-operation and without resort to litigation.  To accomplish this objective, the Parties agree to follow the procedures set forth in this Clause 25 if and when a Dispute occurs with respect to this Agreement; provided, that the Parties will use good faith efforts to resolve Disputes at the JSC or Senior Management level.

25.2                        Resolution by the JSC and Senior Managers.  Unless otherwise specifically recited in this Agreement, any Disputes (other than those which are failures of the JSC to reach agreement within any period contemplated hereunder) relating to the collaboration shall be first referred to the JSC by either Party at any time after such Dispute has arisen; provided, however, that any Dispute relating to the scope, validity or enforceability of Genmab Patent Rights, GSK Patent Rights and any other relevant Intellectual Property Rights may only be determined in accordance with Clause 25.5 hereof.  If the JSC is unable to resolve any Dispute within [***] of being requested by a Party to do so (or within such period of time specified hereunder), unless otherwise agreed by the Parties, or the JSC is unable to resolve a Dispute among its members, either Party may present the Dispute to the appropriate senior manager (“Senior Manager”) of each of Genmab and GSK for resolution by providing a dispute notice (the “Dispute Notice”) to the Senior Manager and the other Party.  With respect to Genmab, the Senior Manager will be [***], and for GSK, the Senior Manager will be [***].  The Dispute Notice shall set forth concisely the Dispute, the Parties’ respective positions, and the specific relief requested.  If the Party providing the Dispute Notice (the “Complaining Party”) contends that the Dispute is a Reserved Dispute as defined in Clause 25.3 below, the Dispute Notice shall so state.  Within [***] after receipt of the Dispute Notice, the other Party (the “Responding Party”) shall provide a concise written response (the “Response”) to the Dispute Notice to the Senior Managers and the Complaining Party.  If the Responding Party does not agree with the Complaining Party’s contention regarding whether the Dispute is a Reserved Dispute, the Response shall so state.  The Senior Managers shall attempt to resolve the Dispute within [***] after their receipt of the Response.  If the Dispute Notice and Response indicate that the Parties are in disagreement about whether a Dispute is a Reserved Dispute, the Senior Managers shall also attempt to resolve that disagreement.  In the event that the Senior Managers cannot resolve a Dispute within this period, unless otherwise agreed by the Parties, then all Reserved Disputes shall be referred for resolution in accordance with Clause 25.3, and any other Dispute may be referred by either Party to arbitration for resolution in accordance with Clause 25.4 upon written notice to the other Party.  If the Senior Managers cannot reach agreement as to whether a Dispute is a Reserved Dispute, then that question shall also be submitted to arbitration with the underlying Dispute and shall be decided by the arbitrator(s) as an initial matter.  For the avoidance of doubt, when the arbitrator determines that a Dispute is a Reserved Dispute, then the underlying Dispute will be finally decided by the Party who is charged with such Reserved Dispute.

25.3                        Reserved Disputes.  Certain disputes that are specifically defined below shall be finally decided by the Senior Manager of one of the Parties (“Reserved Disputes”).  In such cases, the Senior Manager of that Party shall make his or her decision with regard to the Reserved Dispute within [***] of its referral and such decision shall be final and binding.  Reserved Disputes shall not include Disputes with respect to the interpretation, breach, termination or invalidity of the Agreement.

(A)                               Genmab Reserved Disputes shall be Disputes with respect to:

[***]

(B)                               GSK Reserved Disputes shall be Disputes with respect to:

[***]

(C)                               Any increase in the Budget shall not be deemed to be a Reserved Dispute, and must be resolved unanimously by the Parties.

25.4                        Arbitration.

(A)                               The Parties agree that any Dispute referred for resolution by arbitration by a Party pursuant to this Clause shall be finally resolved through binding arbitration in accordance with [***] and judgment on the arbitration award may be entered in any court having jurisdiction thereof.

(B)                               The arbitration shall be conducted by a sole arbitrator, or if the Parties agree that a particular Dispute should be resolved by more than one arbitrator, then the number of arbitrators shall be [***].  The arbitrator(s) shall be experienced in the medical research or pharmaceutical business.  The Parties shall cooperate to attempt to select the arbitrator(s) by agreement within [***] days of the initiation of arbitration.  If agreement cannot be reached with such [***] days, then that [***] will submit a list of [***] qualified arbitrators from which each Party shall strike unacceptable entries; provided that each Party shall not strike more than [***] of the names without cause, and rank the remaining names.  The [***] shall appoint the arbitrator(s) with the highest combined ranking(s).  If these procedures fail to result in selection of the required number of arbitrators, the [***] shall appoint the arbitrator(s), allowing each side challenges for cause.  The seat of arbitration shall be London, England.  All proceedings and communications shall be in English.  The decision of the arbitrator shall be final and binding upon the Parties and their Affiliates.  The decision shall be rendered within [***] following commencement of arbitration, to be extended by no more than an additional [***] days as required for reasonable cause.

(C)                               Either Party may apply to the arbitrator for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved.  Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award.  In addition to dealing with the merits of the case, the arbitration award shall fix the costs of the arbitration and decide which of the Parties shall bear such costs or in which proportion such costs shall be borne by the Parties.  Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor the arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties.

(D)                               The Parties agree that, in the event of a dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination.  The Parties further agree that any payments to be made pursuant to this Agreement pending resolution of the dispute shall be deposited into an escrow account until an arbitrator or court determines whether or not such payments should be made, and such amounts will either be refunded to the payor or paid in accordance with the determination of the arbitrator or court.

25.5                        Jurisdiction:  Intellectual Property Rights.  In respect of any Dispute relating to the determination of scope, .validity or enforceability of any Intellectual Property Rights, the Parties consent to the exclusive jurisdiction of the courts of the country the Laws of which cause that Intellectual Property Right to come into being and where such courts have jurisdiction the Dispute shall be determined according to the laws of that country.

26.                               Term and termination

26.1                        Hart Scott Rodino, Closing Date.

(A)                               Each Party covenants and agrees to prepare and make appropriate filings under Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (in this Clause, the “Act”), as amended, and the rules promulgated thereunder within [***] after the date of mutual execution of this Agreement.  The Parties agree to co-operate in the antitrust clearance process and to furnish promptly to the Federal Trade Commission and the Antitrust Division of the Department of Justice any additional information reasonably requested by them in connection with such filings.  Each Party will be responsible for its own costs in connection with the filings described in this Clause.

(B)                               This Clause 26.1 shall bind the Parties upon the Execution Date but the remaining provisions of this Agreement shall not become effective until the date the waiting period provided by the Act having terminated or expired without any action by any government agency or challenge to the termination (which date shall be the “Closing Date”).

(C)                               In the event that antitrust clearance from the FTC and the Antitrust Division of the Department of Justice is not obtained within [***] after the Execution Date or such other date as the Parties may agree, the Agreement may be terminated by either Party on written notice to the other.

(D)                               In the event a provision of the Agreement needs to be deleted or substantially revised in order to obtain regulatory clearance, the Parties will negotiate in good faith a new provision which in its economic effect and scope of rights is sufficiently similar to the old provision that it can reasonably be assumed that the Parties would have entered into the Agreement with such new provision.

26.2                        Right to Terminate for Breach.  Except as otherwise provided herein, if either Party shall commit a material breach with respect to any material provision of this Agreement and the other Party shall have given the breaching Party written notice of such breach, the breaching Party shall have [***] to cure such breach; provided, that if there is a good faith dispute with respect to the existence of a material breach, the time for cure will be extended until such time as the dispute is resolved pursuant to Clause 25.4.  If such breach is not cured within such [***] period, the non-breaching Party shall have the right, upon notice to the breaching Party and without prejudice to any other rights the non-breaching Party may have, to terminate this Agreement in its entirety, unless the JSC unanimously determines within [***] that the breaching Party is in the process of attempting in good faith to cure such breach, in which case, the [***] cure period shall be extended by an additional [***].  For the avoidance of doubt, the non-breaching Party may continue to exercise the licenses and other rights granted to it under this Agreement.

26.3                        Right to Terminate upon Bankruptcy.  Either Party may, in addition to any other remedies available to it by law or in equity, terminate this Agreement in its entirety, by notice to the other Party in the event (i) the other Party shall have become bankrupt or shall have made an assignment for the benefit of its creditors; (ii) there shall have been appointed a trustee or receiver for the other Party for all or a substantial part of its property; or (iii) any case or proceeding shall have been commenced or other action taken by or against the other Party in bankruptcy or seeking reorganisation, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganisation or other similar act or law of any jurisdiction now or hereafter in effect, and any such event shall have continued for [***] undismissed, unbonded and/or undischarged.

26.4                        GSK’s Right to Terminate.

(A)                               GSK shall have the right to terminate this Agreement in its entirety or on a country-by-country basis at any time after the Closing Date by providing [***] months’ prior written notice to Genmab.  Where GSK gives such notice, GSK will, at Genmab’s request, comply with its obligations in Clauses 27.2(A) - 27.2(I) from the date of giving such notice.

(B)                               Notwithstanding Clause 26.4(A), GSK may terminate the Agreement immediately following the withdrawal of Product from any market as a result of bona fide concerns that the Product is unsafe for administration to humans (a “Valid Safety Issue”), but will do so on a country-by-country, indication-by-indication or subpopulation-by-subpopulation basis only to the extent that the Valid Safety Issue applies within such countries or to such indications.  Where GSK exercises its right under this Clause 26.4(B) then the costs of withdrawing the Product from Clinical Studies shall be shared equally between the Parties.  Nothing in this Clause 26.4(B) shall prevent GSK from exercising its right under Clause 26.4(A) to terminate this Agreement in its entirety on giving nine (9) months’ prior, written notice.

(C)                               Following any delivery by GSK of notice of termination pursuant to this Clause 26.4, during the period of notice until the effective date of termination, GSK shall be required to observe its obligations hereunder regarding Development Costs and Shared Expenses budgeted to be incurred within the period of notice but shall not be required to initiate any new clinical or non-clinical studies, make any further filings for Regulatory Approvals other than as related to the prompt and complete transfer of Regulatory Approvals and development and commercial rights to Genmab, or launch the Product in any further countries.

(D)                               Following delivery by GSK of notice of termination pursuant to this Clause 26.4 (except for a Valid Safety Issue, which will be subject to Clause 27.2(J)), the Parties will cooperate in good faith to agree and implement a transition plan to give effect to Clauses 27.2(A) - 27.2(1).  For the avoidance of doubt, all obligations of GSK to provide transition services to Genmab with respect to the Product in accordance with Clause 27.2 will terminate on the effective date of termination.

26.5                        Genmab Right to Terminate for Failure to Launch.  Genmab may terminate this Agreement on a Clause 26.5 Region-by-Clause 26.5 Region basis if any of the following occur:

(A)                               If GSK determines that it will not launch the Product in the first [***] to obtain Regulatory Approval as well as Price and Reimbursement Approval (where applicable) in a particular Clause 26.5 Region (as defined in Clause 26.5(C) below) within [***] following the later to occur of such Regulatory Approval and Price and Reimbursement Approval (where applicable), then GSK shall present its reasons therefor to the JSC.  The JSC shall determine whether such determination to not launch is reasonable; provided, that if the JSC cannot agree, the decision will be made by arbitration in accordance with Clause 25.4.  If it is determined in arbitration that GSK’s decision to not launch the Product in the first [***] in a particular Clause 26.5 Region is not reasonable, and GSK still chooses not to so launch then, subject to Clause 26.5(C), Genmab has the right (but not the obligation) to terminate GSK’s rights under this Agreement in such Clause 26.5 Region upon [***] written notice after the arbitration decision under Clause 25.4 with respect to such Clause 26.5 Region, provided that such notice is provided to GSK no later than thirty (30) days after the arbitration decision.

(B)                               If GSK determines that it will not launch the Product in the first [***] to obtain Regulatory Approval as well as Price and Reimbursement Approval (where applicable) in a particular Clause 26.5 Region within [***] months following such Regulatory Approval including Price and Reimbursement Approval (where applicable), then GSK shall present its reasons therefor to the JSC within such six (6) month period.  The JSC shall determine whether such determination to not launch is reasonable; provided, that if the JSC cannot agree, the decision will be made by arbitration in accordance with Clause 25.4.  If it is determined in arbitration that GSK’s decision to not launch the Product in the first Non-Oncology Indication in a particular Clause 26.5 Region is not reasonable and GSK still chooses not to so launch then, subject to Clause 26.5(C) Genmab has the right (but not the obligation) terminate GSK’s rights under this Agreement upon [***]’ written notice after the arbitration decisions under Clause 25.4 with respect to such Clause 26.5 Region; provided it is understood that such termination will be effective in such Clause 26.5 Region even if GSK has previously launched the Product for one or more [***] in the applicable Clause 26.5 Region, provided that such notice is provided to GSK no later than [***] days after the arbitration decision.

(C)                               For purposes of this Clause 26.5, “Clause 26.5 Region” shall mean either (A) the [***], (B) [***], or (C) [***].  For the avoidance of doubt, if GSK has consummated its First Commercial Sale of the Product in [***], [***], or [***], as applicable, within the [***] notice period set forth in each of Clause 26.5(A) and 26.5(B), then Genmab will not have the right to terminate GSK’s rights in [***], [***], or [***], as applicable.

(D)                               If Genmab has the right to terminate GSK’s rights to Product in both [***] and [***] under this Agreement pursuant to this Clause 26.5, then Genmab may give

GSK written notice of its intent to terminate the Agreement in its entirety; provided, that such notice is given no later than [***] after the date on which Genmab first had the right to terminate this Agreement in both [***] and [***].

27.                               Effects of Expiration and Termination.

27.1                        Interests of Patients.  In exercising their respective rights upon expiry or termination of this Agreement, the Parties shall do so taking into account the health and safety of any patients receiving any Product, in particular so as to ensure the orderly transition of those rights and responsibilities as they may affect supply and availability of the Product to such patients.

27.2                        Effects of Expiry, Termination for GSK’s Breach or by GSK for Convenience.  Upon the expiry of this Agreement, or its termination by Genmab pursuant to Clause 26.2 or 26.3 or by GSK pursuant to Clauses 21.4(C)(2)(c) or 26.4, and subject always to Clause 27.1:

(A)                               GSK, its Affiliates and its sublicensees shall immediately cease to use and thereafter refrain from using the Genmab Licensed Technology anywhere in the Territory;

(B)                               save as expressly provided herein, all rights of GSK hereunder relating to the Territory and all licences granted to GSK by this Agreement in respect of any country in the Territory shall cease and terminate and, where applicable, GSK shall assist Genmab in taking all steps necessary for the removal of the name of GSK, its Affiliates and its sublicensees from any patent register at any patent office where a patent licence has been recorded;

(C)                               to the extent not prohibited by Law, the Parties shall wind down any Clinical Studies that are underway in respect of the Product, taking into account the health and safety of the subjects enrolled therein, or, if Genmab so requests, transfer such trials to Genmab;

(D)                               Genmab shall have an exclusive, perpetual licence, with the right to sublicense, under the GSK Patent Rights, GSK Know-How, GSK’s rights to Joint Patent Rights and Joint Collaboration Technology, and GSK Trademarks owned by GSK directly related to the Product and used by GSK with respect to the Product prior to the effective date of such termination, solely for the purpose of Commercialising Product throughout the Territory; provided, that such license shall be [***] in the event of Genmab’s termination of the Agreement pursuant to Clause 26.2 or 26.3, but in the event of termination of this Agreement by GSK pursuant to Clause 26.4, Genmab will pay to GSK a royalty of [***] percent [***] of Net Sales by Genmab, its Affiliates or licensees for the use of such GSK Trademarks and the licence shall otherwise be fully paid-up and royalty-free.

(E)                                GSK shall promptly return to Genmab or destroy all Genmab Know-How in GSK’s or its Affiliates’ or its sublicensees’ possession or control;

(F)                                 on written request by Genmab, GSK shall provide to Genmab or Genmab’s nominee(s) a copy of, and shall transfer, or cause to be transferred, to Genmab or Genmab’s nominee(s) ownership of all INDs, New Product Applications and Regulatory Approvals for the Product held by or on behalf of GSK, its Affiliates and sublicensees.  Until such transfer is effected or if such transfer is not possible for legal or regulatory reasons, GSK shall ensure that Genmab shall have the right to access, use and cross-reference such INDs, New Product Applications and Regulatory Approvals.  GSK shall consent and, where necessary, cause its Affiliates and its sublicensees to consent, for any relevant Regulatory Authority to cross-reference such data and information contained in such INDs, New Product Applications and Regulatory Approvals as may be necessary for the granting of second INDs, New Product Applications and Regulatory Approvals to Genmab or its nominee(s);

(G)                               on written request by Genmab, GSK or its Affiliates will assign to Genmab or its nominee any agreements between GSK or its Affiliates and Third Parties that are freely assignable and relate solely to Development, Manufacturing and Commercialisation in the Territory; and, in addition, on written request by Genmab, GSK shall transfer to Genmab or its nominee at no cost any master cell banks and other biological materials necessary for the Manufacture of the Product that are Controlled by GSK or its Affiliates in respect of the Global Territory;

(H)                              GSK shall promptly transfer to Genmab or its designee the common safety database for both clinical and post-marketing adverse event data for the Product; and

(I)                                   GSK shall do all other things as Genmab may reasonably require to effect the orderly transition of its rights regarding any Commercialisation of the Product to Genmab.

(J)                                   Notwithstanding the foregoing, to the extent GSK terminates the Agreement pursuant to Clause 26.4 for a Valid Safety Issue, Clause 27.2(D) will not apply.

(K)                               If the Agreement is terminated by GSK pursuant to Clauses 21.4(C)(2)(c) or 26.4(A), then, upon Genmab’s subsequent Commercialisation of the Product, Genmab shall pay to GSK a royalty of [***] percent [***] of Net Sales by Genmab, its Affiliates or sublicensees of the Product billed or invoiced by Genmab, its Affiliates or sublicensees and sold for use in an indication for which Development Costs of a Completed Phase III Clinical Trial (other than an Ongoing Pivotal Study) for such indication were shared by GSK under the terms of this Agreement.  Such royalties would be payable on a country-by-country basis for so long as such Product is sold by Genmab, its Affiliates or sublicensees.

27.3                        Effects of Termination in a Clause 26.5 Region for GSK’s Failure to Launch.  Upon termination by Genmab in a Clause 26.5 Region pursuant to Clause 26.5:

(A)                               GSK, its Affiliates and its sublicensees shall immediately cease to Commercialise the Product in that Clause 26.5 Region;

(B)                               Genmab may itself (or may license to any Third Party in its absolute discretion the right to) Commercialise the Product in that Clause 26.5 Region, and for this purpose:

(1)                                 That Clause 26.5 Region shall be deemed excluded from the Territory for the purposes of Clause 8.1(A) and 8.1(B);

(2)                                 Genmab and GSK and their Affiliates shall be relieved of the observance of its covenant at Clause 21.4(B) as it relates to that Clause 26.5 Region;

(3)                                 The Trademark Licence granted to GSK shall cease to include that Clause 26.5 Region (and Genmab may therefore use the trademark “[***]” within that Clause 26.5 Region in its absolute discretion);

(4)                                 Genmab shall have (or where appropriate, continue to have) an exclusive, perpetual, licence throughout the Clause 26.5 Region, with the right to sublicense, under the GSK Patent Rights, any Joint Patent Rights, GSK Know-How and the GSK Trademarks solely owned by GSK and the Joint Collaboration Technology but, in each case above, only to the extent GSK can legally do so and only to the extent directly related to the Commercialisation of the Product as carried out by GSK with respect to Product prior to the effective date of such termination in such Clause 26.5 Region; and with respect to GSK Trademarks, only to the extent such GSK Trademark is not being used in connection with the Commercialisation of the Product outside of the Clause 26.5 Region.  Such licence shall be [***] except as regards use of the GSK Trademarks, in respect of which Genmab shall pay GSK a royalty of [***] percent [***] of Net Sales by Genmab, its Affiliates or licensees;

(5)                                 For a period of [***] following the effective date of termination in a particular Clause 26.5 Region, GSK shall do all other things as Genmab may reasonably require to effect the orderly transition of its rights regarding the Product to Genmab, [***], in respect of that Clause 26.5 Region (including, where appropriate, the amendment of this Agreement or any of the documents referred to herein), provided that GSK shall not be required to provide unreasonable personnel support in carrying out such obligations under this provision;

(6)                                 on written request by Genmab, GSK shall provide to Genmab or Genmab’s nominee(s), at Genmab’s expense, a copy of, and shall transfer, or cause to be transferred, to Genmab or Genmab’s nominee(s), at Genmab’s expense, ownership of all INDs, New Product Applications and Regulatory Approvals for the Product held by or on behalf of GSK, its Affiliates and sublicensees in respect of that Clause 26.5 Region.  Until such transfer is effected or if such transfer is not possible for legal or regulatory reasons, GSK shall ensure that Genmab shall have the right to access, use and cross-reference such INDs, New Product Applications and Regulatory Approvals.  GSK shall consent and, where necessary, cause its

Affiliates and its sublicensees to consent, for any relevant Regulatory Authority to cross-reference such data and information contained in such INDs, New Product Applications and Regulatory Approvals as may be necessary for the granting of second INDs, New Product Applications and Regulatory Approvals to Genmab or its nominee(s) in respect of that Clause 26.5 Region;

(7)                                 on written request by Genmab, GSK or its Affiliates will assign to Genmab or its nominee any agreements between GSK or its Affiliates and Third Parties that are freely assignable (and use their Commercially Reasonable Efforts to novate to Genmab any which are not) and relate solely to Commercialisation in the Clause 26.5 Region but only to the extent such is legally possible;

(8)                                 if GSK cannot assign Manufacturing contracts to Genmab because it requires its own supply of Product outside of the terminated Clause 26.5 Region, then GSK and Genmab shall enter into a supply agreement pursuant to which GSK shall provide commercial supply of Product for Genmab for purposes of Genmab’s Commercialisation activities in the terminated Clause 26.5 Region at GSK’s cost plus shipping.  Nothing herein will require GSK to supply Genmab with Genmab’s commercial requirements of Product for the terminated Clause 26.5 Region in such a manner that may result in the shortage of any commercial supply required for GSK’s Commercialisation or clinical development activities outside the terminated Clause 26.5 Region, and in the case where GSK is not able to provide Genmab with its commercial requirements of Product for the applicable Clause 26.5 Region Genmab will have the right to establish its own source of supply of Product for such Clause 26.5 Region;

(9)                                 GSK shall grant to Genmab or its designee appropriate access to the common safety database for both clinical and post-marketing adverse event data for the Product to enable Genmab to exercise its rights under this Clause 27.3.

27.4                        Effect of any other Termination.  In respect of any termination by GSK pursuant to Clause 26.2 or 26.3, and subject always to Clause 27.1:

(A)                               GSK shall promptly return to Genmab or destroy all Genmab Know-How in GSK’s or its Affiliates’ (or any sublicensees’) possession or control, and Genmab shall promptly return to GSK or destroy all GSK Know-How in Genmab’s or its Affiliates’ possession or control;

(B)                               GSK, its Affiliates and its sublicensees shall immediately cease to use and thereafter refrain from using the Genmab Licensed Technology in the Territory;

(C)                               save as expressly provided herein, all rights of Genmab hereunder and all licences granted to Genmab hereunder of GSK Patent Rights shall forthwith cease and terminate and, where applicable, Genmab shall assist GSK in taking all steps necessary for the removal of the name of Genmab and its Affiliates from any patent register at any patent office where such a patent licence has been recorded; and

(D)                               to the extent not prohibited by Law, the Parties shall wind down any Clinical Studies that are underway in respect of the Product, taking into account the health and safety of the subjects enrolled therein, or, if agreed by the Parties, transfer such trials to Genmab.

(E)                                GSK’s Right to Sell Inventory.  Following the effective date of termination of this Agreement, GSK, its Affiliates (and any Approved Sublicensees) shall have the right to sell their inventory of the Product for a period of [***] from the date of termination provided that GSK complies with the applicable provisions of Clauses 16-20.

27.5                        Survival of certain Clauses.  Upon termination of this Agreement for any reason whatever, the rights and obligations of the Parties under this Agreement shall terminate and be of no future effect, except as described below:

(A)                               termination shall not affect or prejudice any right to damages or other remedy which the terminating Party may have in respect of the event giving rise to the termination or any other right to damages or other remedy which either Party may have in respect of any breach of this Agreement which existed at or before the date of termination;

(B)                               this Clause 27.5 and Clauses 1, 12, 22-25 inclusive, 27 and 29 and Clauses 8.2, 10.1, 10.2, 20.1-20.3 inclusive, 30.4, 30.5, 30.10 an 30.11 shall remain in effect; and

(C)                               Clauses 10.6 (but only that part of the first sentence that begins “GSK shall file...”), 10.7-10.9 inclusive, 11.1-11.5 inclusive and 11.8 shall remain in effect, but in each case:

(1)                                 In respect of the Joint Patent Rights or Joint Collaboration Technology only;

(2)                                 The JPC will no longer exist, but the Parties shall continue to cooperate in good faith to adhere to the provisions set forth in (C) above; and

(3)                                 The Parties will share Patent Costs incurred under Clause 10.6 equally, unless only one Party wishes to file, prosecute or maintain any Joint Patent Rights, in which case it alone shall bear such Patent Costs.  Any Party that does not wish to file, prosecute or maintain any Joint Patent Rights shall promptly notify the other Party in writing of its decision and shall thereafter have no rights under Clauses 10.8 or 11.1-11.5 in respect of such Joint Patent Right.

28.                               Press Releases and Disclosure.

28.1                        Public Disclosures.  The Parties each shall have the right to issue a press release as after the Execution Date disclosing the entry into this Agreement and its general subject matter.  Except to the extent already disclosed in such initial press releases or required by Law or the rules or regulations applicable to the listing or quoting of the securities of either Party or its Affiliates on any stock or securities exchange, neither Party shall make any public announcements concerning this Agreement or the subject matter hereof without the prior written consent of the other Party, which shall not be unreasonably withheld.  However, consent shall be deemed to be given to a public announcement by a Party if the other Party does not object to the release of such public announcement within [***] of receipt of a draft of such public announcement.  Each Party acknowledges that the other Party may wish to announce the achievement of development milestones (including the initiation and completion of clinical trials) and/or the occurrence of significant regulatory events (including the submission of applications for Regulatory Approvals and the grant of Regulatory Approvals) concerning the Product, and the Parties shall act in good faith in these circumstances to attempt to quickly resolve any differences regarding the appropriateness and content of such a public announcement, with the understanding that no such public announcement may be made by a Party without the prior written consent of the other Party, except to the extent already disclosed in such initial press releases or required by Law or the rules or regulations applicable to the listing or quoting of the securities of either Party or its Affiliates on any stock or securities exchange.

28.2                        Disclosures Required by Law.  If in the reasonable opinion of a Party’s legal counsel a public announcement concerning this Agreement or the subject matter hereof is required by applicable Law or the rules or regulations of a stock or securities exchange on which the securities of such Party or its Affiliates are listed or quoted, then the Party wishing to make such announcement will provide the other Party with notice reasonable under the circumstances of such intended announcement, and to the extent feasible under the circumstances will consult with the other Party relative to the nature and scope of such intended announcement.  If either Party concludes that a copy of this Agreement must be filed with the United States Securities and Exchange Commission, or with any other governmental or regulatory authority, it will provide the other Party a copy of the Agreement showing any sections as to which it proposes to request confidential treatment, will provide the other Party an opportunity to comment on such proposal and will give due consideration to any reasonable comments by the other Party relating to such filing.

29.                               Competition Law compliance

29.1                        The Parties acknowledge that the activities envisaged by this Agreement cannot effectively operate without the Parties co-operating in various respects and exchanging certain information regarding the Parties’ activities hereunder.  Notwithstanding the foregoing, nothing in this Agreement:

(A)                               shall oblige either Party to breach any Laws against anti-competitive or anti-trust practices or to engage in any such practices, or give either Party any right to oblige the other Party to breach such Laws or become involved in such practices; and

(B)                               shall in any event be construed as requiring either Party to share any information or co-operate in any manner which does not relate to the Development, Manufacturing or Commercialisation of the Product.

30.                               General provisions

30.1                        Accounting Procedures.  Each Party shall calculate all amounts hereunder and perform other accounting procedures required hereunder and applicable to it in accordance with the conventions, rules and procedures promulgated by the International Accounting Standards Board (International Accounting Standards), consistently applied, including consistently applied throughout the organisation and across all products of such Party.

30.2                        No Waiver.  A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any other term or condition hereof.  All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

30.3                        Force Majeure.  If the performance of this Agreement or of any obligation hereunder (other than an obligation to make payments hereunder) is prevented, restricted or interfered with by reason of Force Majeure, the obligated Party shall be excused from such performance to the extent of such prevention, restriction or interference; provided, however, the obligated Party shall promptly advise the other Party of the existence of such prevention, restriction or interference, shall use its Commercially Reasonable Efforts to avoid or remove such causes of non-performance and shall continue performance hereunder whenever such causes are removed.  If any Force Majeure delays or prevents the performance of the obligations of either Party for a continuous period in excess of [***], the Party not so affected shall then be entitled to give notice to the affected Party to terminate this Agreement, specifying the date (which shall not be less than [***] days after the date on which the notice is given) on which termination will take effect.  Such a termination notice shall be irrevocable, except with the consent of both parties, and upon termination the provisions of Clause 27.1 shall apply.

30.4                        Notices.  All notices, reports, requests or demands required or permitted under this Agreement shall be sent by air courier or by facsimile, with confirmed transmission, properly addressed to the respective Parties as follows:

If to Genmab:
[***]

With a copy to:
[***]

If to GSK:
[***]

With a copy to:
[***]

or to such addresses or addresses as the Parties hereto may designate for such purposes during the Term.  Notices shall be deemed to have been sufficiently given or made:  (i) if by facsimile with confirmed transmission, when performed, and (ii) if by air courier upon receipt by the Party.

30.5                        Independent Contractors.  No agency, partnership or joint venture is hereby established; each Party shall act hereunder as an independent contractor.  Neither Genmab nor GSK shall enter into, or incur, or hold itself out to third parties as having authority to enter into or incur, on behalf of the other Party any contractual obligations, expenses or liabilities whatsoever.

30.6                        Assignment.  This Agreement shall be binding upon the Parties and their respective permitted successors and assigns.  Neither Party may, without the prior written consent of the other Party, [***]; and further provided, however, that, in connection with such assignment to such Affiliate by [***], [***] also assigns any corresponding rights and obligations, or sublicenses any corresponding rights and delegates any corresponding obligations, under [***] and [***] to such Affiliate (including its rights and obligations under the [***], [***] and pursuant to [***]).  Any attempted assignment, delegation or transfer in contravention of this Agreement shall be null and void.  Notwithstanding the above, in the event that there is a Change of Control of Genmab, [***]

30.7                        No Third Party Rights.  No person who is not a party to this Agreement shall have any rights under the Contracts (Rights of Third Parties) Act to enforce any term of this Agreement.

30.8                        Invalidity.  If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.

30.9                        Counterparts.  This Agreement may be executed in any number of counterparts, which shall together constitute one Agreement.  Any party may enter into this Agreement by signing any such counterpart.

30.10                 Use of Name and Logo.  Except as provided herein, neither Party may use in any manner the other Party’s or its Affiliates’ or sublicensee’s name, trade name or corporate logo, or any contraction, abbreviation or adaptation thereof, without the express written consent of the other Party.

30.11                 Governing Law.  Subject only to Clause 25.5, this Agreement shall be governed by and construed in accordance with [***] law.

30.12                 Integration.  This Agreement, together with the Exhibits hereto, constitutes the entire agreement between the Parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous negotiations, agreements, representations, understandings and commitments with respect thereto provided that nothing herein shall exclude or limit liability for fraudulent misrepresentation.  No terms or provisions of this Agreement shall be varied, extended or modified by any prior or subsequent statement, conduct or act of either of the Parties, except by a written instrument specifically referring to and executed in the same manner as this Agreement.

30.13                 Performance by an Affiliate.  Each of GSK and Genmab acknowledge that obligations under this Agreement may be performed by Affiliates of GSK and Genmab.  Nothing in this Clause shall relieve either Party of any of its obligations under any provision of this Agreement to the extent that such obligation is not satisfied by any purported performance thereof by such Affiliate of that Party.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed and delivered by its duly authorised representatives to be effective as of the date set forth above.

GENMAB A/S	GLAXO GROUP LIMITED

By:	By:
Name:	Name:
Title:	Title

GENMAB A/S

By:
Name:
Title: